Exhibit 10.20

ALERIS

CASH BALANCE PLAN

Defined Benefit Plan CL2009

Restated June 1, 2010

i

ii

INTRODUCTION

Commonwealth Industries, Inc. previously established a retirement plan on January 1, 1962.

Effective June 1, 2010, as the result of the Reorganization Amendment to the Commonwealth Industries, Inc. Cash Balance Plan consistent with the Aleris International, Inc. Plan of Reorganization approved by the Bankruptcy Court on May 13, 2010, the Primary Employer became Aleris Rolled Products, Inc., and the Plan was renamed the Aleris Cash Balance Plan (“Plan”). Effective January 1, 2007, benefit accruals for all Participants under this Plan were frozen.

The Primary Employer is of the opinion that the Plan should be restated for compliance with recent tax law changes. The restatement, effective June 1, 2010, is set forth in this document and is substituted in lieu of the prior document with the exception of any good faith compliance amendment and any model amendment. Such amendment(s) shall continue to apply to this restated Plan until such provisions are integrated into the Plan or such amendment(s) are superseded by another amendment.

The restated Plan continues to be for the exclusive benefit of employees of the Employer. All persons covered under the Plan on May 31, 2010, shall continue to be covered under the restated Plan with no loss of benefits.

It is intended that the Plan, as restated, shall continue to qualify as a defined benefit plan under the Internal Revenue Code of 1986, including any later amendments to the Code.

The plan includes the statutory, regulatory, and guidance changes specified in the 2009 Cumulative List of Changes in Plan Qualification Requirements (2009 Cumulative List) contained in Internal Revenue Service Notice 2009-98 and the qualification requirements and guidance published before the issuance of such list. The provisions of this Plan apply as of the effective date of the restatement unless otherwise specified.

ARTICLE I

FORMAT AND DEFINITIONS

SECTION 1.01—FORMAT.

Words and phrases defined in the DEFINITIONS SECTION of Article I shall have that defined meaning when used in this Plan, unless the context clearly indicates otherwise.

These words and phrases will have an initial capital letter to aid in identifying them as defined terms.

SECTION 1.02—DEFINITIONS.

Accrual Break in Service means an Accrual Computation Period in which an Employee is credited with 500 or fewer Hours of Service (173.33 or fewer Hours of Service before January 1, 1994). An Employee incurs an Accrual Break in Service on the last day of an Accrual Computation Period in which he has an Accrual Break in Service.

Accrual Computation Period means a consecutive 12-month period ending on the last day of each Plan Year, including corresponding consecutive 12-month periods before January 1, 1962.

Accrual Service means the sum of (a) and (b) below:

(a)	One year of service for each Accrual Computation Period ending before January 1, 1998, in which an Employee is credited with at least 1,000 Hours of Service.

(b)	That part of an Employee’s Period of Service credited after the end of the Accrual Computation Period in which January 1, 1998, falls and before January 1, 2007 (June 4, 2004 for an employee who continued employment with Alflex after that date). Notwithstanding the preceding sentence, an Employee shall continue to be credited with Accrual Service solely for the purpose of determining his eligibility for Early Retirement Date under the Plan.

An Employee’s Period of Service shall be measured from his Employment Commencement Date to his most recent Severance Date. This Period of Service shall be reduced by all or any part of a Period of Service that is not counted. This Period of Service shall also be reduced by any Period of Severance. This Period of Service shall count whole years and complete months and shall be expressed as years and fractional parts of a year (to two decimal places).

However, Accrual Service is modified as follows:

Rule of parity service excluded:

An Employee’s Accrual Service, accumulated before his latest one-year Period of Severance (latest Accrual Break in Service when the hours method is used), shall be excluded if:

(a)	he was a nonvested Participant, and

(b)	his latest period of consecutive one-year Periods of Severance (latest period of consecutive Accrual Breaks in Service when the hours method is used) equals or exceeds the greater of (i) five years, or (ii) his prior Accrual Service (disregarding any Accrual Service that was excluded because of a previous period of one-year Periods of Severance or Accrual Breaks in Service).

Before the first Yearly Date in 1985, (i) above shall be one year.

Period of Military Duty included:

A Period of Military Duty shall be included as service with the Employer to the extent it has not already been credited. For purposes of crediting Hours of Service during the Period of Military Duty, an Hour of Service shall be credited (without regard to the 501 Hour of Service limitation) for each hour an Employee would normally have been scheduled to work for the Employer during such period.

Special rules for Accrual Service:

On and after January 1, 2001, Accrual Service shall be granted for years in which a Participant is eligible to receive an allocation of contributions under any profit sharing plan of the Employer. In the event Accrual Service used in determining a retirement benefit under this Plan duplicates service for which a Participant is entitled to a retirement benefit from another defined benefit plan to which the Employer has contributed on behalf of the Participant, the monthly amount of benefit, with respect to which the service for which the duplication exists, in the accrued form, payable under this Plan will be reduced by the monthly amount of the retirement benefit, in the accrued form, under such other defined benefit plan.

Prior to January 1, 2001, a Participant will not receive Accrual Service under this Plan for any year in which (i) he is eligible to receive an allocation of contributions under any profit sharing plan of the Employer (other than the Commonwealth Aluminum corporation Performance Sharing Plan for Salaried Employees, later known as the Commonwealth Industries Savings Plan), or (ii) the Employer makes contributions to a multi-employer pension plan on behalf of such Participant.

Accrued Benefit means on any date, the amount of monthly retirement benefit under the Normal Form accrued by a Participant as of any date and payable at Normal Retirement Age, or such date, if later. See the ACCRUED BENEFIT SECTION of Article IV.

Active Participant means an Eligible Employee who is actively participating in the Plan according to the provisions in the ACTIVE PARTICIPANT SECTION of Article II.

Actuarial Equivalent means equality in the value of the aggregate amount expected to be received for benefits payable at different times or under different forms of distributions.

Except as otherwise provided below, Actuarial Equivalent for benefits shall be determined as follows:

(a)	In general, Actuarial Equivalent for benefits shall be determined on the basis of 5.5 percent interest and the 1971 Group Annuity Mortality Table (male).

(b)	For purposes of converting a Participant’s Cash Balance Account under the Plan to the Normal Form, Actuarial Equivalent shall be determined using the 1983 Group Annuity Mortality Table (50/50) and interest at the lesser of 6% or the Applicable Interest Rate.

Notwithstanding the preceding paragraph, for purposes of determining the amount of a distribution other than an annual benefit that is nondecreasing for the life of the Participant or, in the case of a qualified preretirement survivor annuity, the life of the Participant’s spouse; or that decreases during the life of the Participant merely because of the death of the surviving annuitant (but only if the reduction is to a level not below 50% of the annual benefit payable before the death of the surviving annuitant) or merely because of the cessation or reduction of Social Security supplements or qualified disability payments, Actuarial Equivalent shall be determined on the basis of 5.5% rate of interest, and the Applicable Mortality Table, or the Applicable Interest Rate and Applicable Mortality Table, whichever produces the greatest benefit when compared with the benefit determined under the preceding paragraph.

In any event, the preceding paragraphs shall not apply to the extent they would cause the Plan to fail to satisfy the requirements of the BENEFIT LIMITATION SECTION of Article IV.

In the event the basis for determining Actuarial Equivalent is changed, Actuarial Equivalent of the Participant’s Accrued Benefit on and after the date of the change shall be determined as the greater of (a) the Actuarial Equivalent of the Accrued Benefit as of the date of the change computed on the old basis, or (b) the Actuarial Equivalent of the total Accrued Benefit computed on the new basis. The preceding sentence shall not apply to the determination of the Present Value because of a change made to the Applicable Interest Rate or Applicable Mortality Table if such change is specifically afforded relief from compliance with Code Section 411(d)(6) and the applicable regulations thereunder.

Affiliated Service Group means any group of corporations, partnerships or other organizations of which the Employer is a part and that is affiliated within the meaning of Code Section 414(m) and the regulations thereunder. Such a group includes at least two organizations one of which is either a service organization (that is, an organization the principal business of which is performing services), or an organization the principal business of which is performing management functions on a regular and continuing basis. Such service is of a type historically performed by employees. In the case of a management organization, the Affiliated Service Group shall include organizations related, within the meaning of Code Section 144(a)(3), to either the management organization or the organization for which it performs management functions. The term Controlled Group, as it is used in this Plan, shall include the term Affiliated Service Group.

Alflex Closing means the closing of the sale of the stock of Alflex Corporation to Southwire Company in accordance with the Stock Purchase Agreement by and between Southwire Company, as Purchaser, and CI Holdings, LLC, as Seller relating to the sale of Alflex Corporation dated as of June 4, 2004.

Alternate Payee means any spouse, former spouse, child, or other dependent of a Participant who is recognized by a qualified domestic relations order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

Annuity Contract means the annuity contract or contracts into which the Trustee or the Primary Employer enters with the Insurer for guaranteed benefits, for the investment of Contributions in separate accounts, and for the payment of benefits under this Plan.

Annuity Starting Date means, for a Participant, the first day of the first period for which an amount is payable as an annuity or any other form.

The Annuity Starting Date for disability benefits shall be the date such benefits commence if the disability benefit is not an auxiliary benefit. An auxiliary benefit is a disability benefit that does not reduce the benefit payable at Normal Retirement Age.

Applicable Interest Rate means, on any date, the rate of interest set forth in Code Section 417(e)(3) for the look-back month for the stability period. The look-back month applicable to the stability period is the second calendar month preceding the first day of the stability period. The stability period is the successive period of one Plan Year that contains the Annuity Starting Date for the distribution and for which the Applicable Interest Rate remains constant.

The Applicable Interest Rate shall be the adjusted first, second, and third segment rates applied under the rules similar to the rules of Code Section 430(h)(2)(C) for the look-back month before the first day of the stability period, or such other time as the Secretary may by regulations prescribe. For this purpose, the first, second, and third segment rates are the first, second, and third segment rates which would be determined under Code Section 430(h)(2)(C) if:

(a)	Code Section 430(h)(2)(D) were applied by substituting the average yields for the month described above for the average yields for the 24-month period described in such section, and

(b)	Code Section 430(h)(2)(G)(i)(II) were applied by substituting “Section 417(e)(3)(A)(ii)(II)” for “Section 412(b)(5)(B)(ii)(II)”, and

(c)	The applicable percentage under Code Section 430(h)(2)(G) is treated as being 20% in 2008, 40% in 2009, 60% in 2010, and 80% in 2011.

A plan amendment that changes the date for determining the Applicable Interest Rate (including an indirect change such as the result of a change in Plan Year when the stability period is the Plan Year), shall not be given effect with respect to any distribution during the period commencing one year after the later of the amendment’s effective date or adoption date, if, during such period and as a result of such amendment, the Participant’s distribution would be reduced.

Applicable Mortality Table means, on any date, the table according to the method set forth in Code Section 417(e)(3).

Beneficiary means the person or persons named by a Participant to receive any benefits under the Plan when the Participant dies. See the BENEFICIARY SECTION of Article X.

Benefit Credit means the percentage of Compensation credited to a Participant’s Cash Balance Account. See the CASH BALANCE ACCOUNT SECTION of Article IV.

Cash Balance Account means the bookkeeping account established and maintained with respect to a Participant. See the CASH BALANCE ACCOUNT SECTION of Article IV.

Claimant means any person who makes a claim for benefits under this Plan. See the CLAIM PROCEDURES SECTION of Article IX.

Code means the Internal Revenue Code of 1986, as amended.

Compensation means, except for purposes of the BENEFIT LIMITATION SECTION of Article IV and Article XI, the total earnings, except as modified in this definition, from the Employer during any specified period.

“Earnings” in this definition means wages within the meaning of Code Section 3401(a) for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

Beginning January 1, 2009, Compensation shall include Differential Wage Payments.

For any Self-employed Individual, Compensation means Earned Income.

Except as provided herein, Compensation for a specified period is the Compensation actually paid or made available (or if earlier, includible in gross income) during such period.

For Plan Years beginning on or after July 1, 2007, Compensation for a Plan Year shall also include Compensation paid by the later of 2 1/2 months after an Employee’s Severance from Employment with the Employer maintaining the Plan or the end of the Plan Year that includes the date of the Employee’s Severance from Employment with the Employer maintaining the Plan, if the payment is regular Compensation for services during the Employee’s regular working hours, or Compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and, absent a Severance from Employment, the payments would have been paid to the Employee while the Employee continued in employment with the Employer.

Any payments not described above shall not be considered Compensation if paid after Severance from Employment, even if they are paid by the later of 2 1/2 months after the date of Severance from Employment or the end of the Plan Year that includes the date of Severance from Employment, except, payments to an individual who does not currently perform services for the Employer by reason of qualified military service (as that term is used in Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

Back pay, within the meaning of section 1.415(c)-2(g)(8) of the regulations, shall be treated as Compensation for the Plan Year to which the back pay relates to the extent the back pay represents wages and compensation that would otherwise be included in this definition.

Compensation shall exclude reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation (other than elective contributions), and welfare benefits.

Compensation shall exclude sign-on and retention bonuses, taxable fringe benefits including short-term and long-term disability pay, income imputed to the Participant such as by reason of the Participant’s use of company-owned or company-furnished property or group term life insurance in excess of $50,000, allowances for automobiles, country club fees, education, expense and reimbursements, carpools, relocation, rental assistance, travel and uniform allotments, company contributions and matching contributions under any defined contribution plan sponsored by the company, and amounts allocated for or distributed to or for the Participant under a nonqualified deferred compensation plan during the Plan Year.

For Plan Years beginning on or after January 1, 2002, the annual Compensation of each Participant taken into account in determining contributions and benefits for any determination period (the period over which Compensation is determined) shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning with or within such calendar year.

If a determination period consists of fewer than 12 months, the annual compensation limit is an amount equal to the otherwise applicable annual compensation limit multiplied by a fraction. The numerator of the fraction is the number of months in the short determination period, and the denominator of the fraction is 12.

If Compensation for any prior determination period is taken into account in determining a Participant’s contributions or benefits for the current Plan Year, the Compensation for such prior determination period is subject to the applicable annual compensation limit in effect for that determination period. For this purpose, in determining contributions and benefits in Plan Years beginning on or after January 1, 2002, the annual compensation limit in effect for determination periods beginning before that date is $200,000.

Compensation means, for a Leased Employee, Compensation for the services the Leased Employee performs for the Employer, determined in the same manner as the Compensation of Employees who are not Leased Employees, regardless of whether such Compensation is received directly from the Employer or from the leasing organization.

Notwithstanding, Compensation earned after the Alflex Closing by a Participant who continues employment with Alflex Corporation (as owned by Southwire Company) for any period after the Alflex Closing shall not be considered for purposes of determining such Participant’s Benefit Credits under this Plan.

Effective for Plan Years beginning before January 1, 2002, the base salaries or wages for services rendered, which are paid by the Employer to or for an Employee for the Plan Year which are subject to withholding for federal income tax purposes, plus the amount deferred by such Employee pursuant to an election made under a qualified plan or simplified employee pension maintained by the Employer intended to comply with sections 401(a), 401(k), and 408(k) of the Code or under a cafeteria plan maintained by the Employer intended to comply with section 125 of the Code. Compensation shall also include overtime, shift differential, bonuses, commissions, and severance pay. Compensation shall not include taxable fringe benefits including short-term and long-term disability pay; income imputed to an Employee by reason of the Employee’s use of company-owned or company-furnished property; expense allowance and reimbursements including rental allowance or assistance, education, relocation, travel allowances; items of imputed income such as the cost of group term life insurance in excess of $50,000; vacation allowance and reimbursement for compensation in lieu of vacation time; and any amounts distributed to or by the Employee under a nonqualified deferred compensation plan during the Plan Year. Effective January 1, 2001, Compensation shall include the amount deferred by such Employee pursuant to an election made under a salaried fringe benefit transportation arrangement maintained by the Employer and intended to comply with Code Section 132(f)(4).

Compensation Year means the consecutive 12-month period ending on each December 31.

Contingent Annuitant means an individual named by the Participant to receive a lifetime benefit after the Participant’s death in accordance with a survivorship life annuity.

Contributions means Employer Contributions as set out in Article III.

Controlled Group means any group of corporations, trades, or businesses of which the Employer is a part that is under common control. A Controlled Group includes any group of corporations, trades, or businesses, whether or not incorporated, that is either a parent-subsidiary group, a brother-sister group, or a combined group within the meaning of Code Section 414(b), Code Section 414(c) and the regulations thereunder and, for purposes of determining benefit limitations under the BENEFIT

LIMITATION SECTION of Article IV, as modified by Code Section 415(h). The term Controlled Group, as it is used in this Plan, shall include the term Affiliated Service Group and any other employer required to be aggregated with the Employer under Code Section 414(o) and the regulations thereunder.

Designated Beneficiary means the individual who is designated by the Participant (or the Participant’s surviving spouse) as the Beneficiary of the Participant’s interest under the Plan and who is the designated beneficiary under Code Section 401(a)(9) and section 1.401(a)(9)-4 of the regulations.

Differential Wage Payments means any payments which are made by an Employer to an individual with respect to any period during which the individual is performing Qualified Military Service while on active duty for a period of more than 30 days, and represents all or a portion of the wages the individual would have received from the Employer if the individual were performing service for the Employer.

Direct Rollover means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

Distributee means an Employee or former Employee. In addition, the Employee’s (or former Employee’s) surviving spouse and the Employee’s (or former Employee’s) spouse or former spouse who is the Alternate Payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

Early Retirement Age means a Participant’s age on the date he meets the following requirements:

(a)	He has attained age 55.

(b)	He has completed five years of Accrual Service.

Early Retirement Date means the first day of any month before a Participant’s Normal Retirement Date that the Participant selects for the start of his retirement benefits. This day shall be on or after the date he has a Severance from Employment and reaches Early Retirement Age. If a Participant has a Severance from Employment before satisfying any age requirement for Early Retirement Age, but after satisfying any other requirements, the Participant shall be entitled to elect an early retirement benefit upon satisfying such age requirement.

Earned Income means, for a Self-employed Individual, net earnings from self-employment in the trade or business for which this Plan is established if such Self-employed Individual’s personal services are a material income producing factor for that trade or business. Net earnings shall be determined without regard to items not included in gross income and the deductions properly allocable to or chargeable against such items. Net earnings shall be reduced for the employer contributions to the employer’s qualified retirement plan(s) to the extent deductible under Code Section 404.

Net earnings shall be determined with regard to the deduction allowed to the employer by Code Section 164(f) for taxable years beginning after December 31, 1989.

Effective Date means June 1, 2010.

Eligibility Break in Service means an Eligibility Computation Period in which an Employee is credited with 500 or fewer Hours of Service. An Employee incurs an Eligibility Break in Service on the last day of an Eligibility Computation Period in which he has an Eligibility Break in Service.

Eligibility Computation Period means a consecutive 12-month period. The first Eligibility Computation Period begins on an Employee’s Employment Commencement Date. Later Eligibility Computation Periods begin on anniversaries of his Employment Commencement Date.

To determine an Eligibility Computation Period after an Eligibility Break in Service, the Plan shall use the consecutive 12-month period beginning on an Employee’s Reemployment Commencement Date as if his Reemployment Commencement Date were his Employment Commencement Date.

Eligibility Service means one year of service for each Eligibility Computation Period in which an Employee is credited with at least 1,000 Hours of Service. The year of service shall be credited as of the date the Hour of Service requirement is met.

However, Eligibility Service is modified as follows:

Period of Military Duty included:

A Period of Military Duty shall be included as service with the Employer to the extent it has not already been credited. For purposes of crediting Hours of Service during the Period of Military Duty, an Hour of Service shall be credited (without regard to the 501 Hour of Service limitation) for each hour an Employee would normally have been scheduled to work for the Employer during such period.

Controlled Group service included:

An Employee’s service with a member firm of a Controlled Group while both that firm and the Employer were members of the Controlled Group shall be included as service with the Employer.

Eligible Employee means any Employee of the Employer excluding the following:

Bargaining class. Represented for collective bargaining purposes by any collective bargaining agreement between the Employer and employee representatives, if retirement benefits were the subject of good faith bargaining and if two percent or less of the Employees who are covered pursuant to that agreement are professionals as defined in section 1.410(b)-9 of the regulations. For this purpose, the term “employee representatives” does not include any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer.

Leased Employee.

An Employee considered by the Employer to be an independent contractor, or the employee of an independent contractor, who is later determined by the Internal Revenue Service to be an Employee.

Any individual who is not a Leased Employee but who provides services to the Employer according to an agreement between the Employer and any other person whether for periods of a year or more or for periods of less than one year.

However, to the extent an Employee becomes an Employee as a result of a Code Section 410(b)(6)(C) transaction, that Employee shall not be an Eligible Employee during the period beginning on the date of the transaction and ending on the last day of the first Plan Year beginning after the date of the transaction. This period is called the transition period. The transition period may end earlier if there is a significant change in the coverage under the Plan or if the Employer chooses to cover all similarly situated Employees as of an earlier date. A Code Section 410(b)(6)(C) transaction is an asset or stock acquisition, merger, or similar transaction involving a change in the employer of the employees of a trade or business.

Eligible Retirement Plan means an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), or a qualified plan described in Code Section 401(a), that accepts the Distributee’s Eligible Rollover Distribution. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is an Alternate Payee under a qualified domestic relations order, as defined in Code Section 414(p). For taxable years beginning on or after January 1, 2008, Eligible Retirement Plan also means an individual retirement plan described in Code Section 408A(b) subject to any limitations described in Code Section 408A(c).

Eligible Rollover Distribution means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s Designated Beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); (iii) the portion of any other distribution(s) that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and (iv) any other distribution(s) that is reasonably expected to total less than $200 during a year.

A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions that are not includible in gross income. However, such portion may be transferred only to (i) an individual retirement account or individual retirement annuity described in Code Section 408(a) or (b); (ii) for taxable years beginning on or after January 1, 2007, a qualified plan (defined contribution or defined benefit) or an annuity contract described in Code Section 403(b) that agrees to separately account for amounts so transferred including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible; or (iii) for taxable years beginning on or after January 1, 2008, an individual retirement plan described in Code Section 408A(b) (subject to any limitations described in Code Section 408A(c)) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

Employee means an individual who is employed by the Employer or any other employer required to be aggregated with the Employer under Code Sections 414(b), (c), (m), or (o). A Controlled Group member is required to be aggregated with the Employer.

Beginning January 1, 2009, the term Employee shall include any individual receiving Differential Wage Payments.

The term Employee shall include any Self-employed Individual treated as an employee of any employer described in the preceding paragraph as provided in Code Section 401(c)(1). The term Employee shall also include any Leased Employee deemed to be an employee of any employer described in the preceding paragraphs as provided in Code Section 414(n) or (o).

Employer means, except for purposes of the BENEFIT LIMITATION SECTION of Article IV, the Primary Employer. This will also include any successor corporation or firm of the Employer which shall, by written agreement, assume the obligations of this Plan or any Predecessor Employer that maintained this Plan.

Employer Contributions means contributions made by the Employer to fund this Plan. See the EMPLOYER CONTRIBUTIONS SECTION of Article III.

Employment Commencement Date means the date an Employee first performs an Hour of Service.

Entry Date means the date an Employee first enters the Plan as an Active Participant. See the ACTIVE PARTICIPANT SECTION of Article II.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

Fiscal Year means the Primary Employer’s taxable year. The last day of the Fiscal Year is December 31.

Fresh-start Date means the last day of a Plan Year preceding a Plan Year for which any amendment of the Plan that directly or indirectly affects the amount of a Participant’s Accrued Benefit under the ACCRUED BENEFIT SECTION of Article IV (such as an amendment to the definition of Compensation or a change in Normal Retirement Age) is made effective. However, if the Fresh-start Group is limited as provided in the definition of Fresh-start Group, the Fresh-start Date will be the date designated. If the provisions of the FRESH-START RULES SECTION of Article IV applied to all Participants for a Plan Year and in a subsequent Plan Year this Plan is aggregated for purposes of Code Section 401(a)(4) with another plan that did not make the same fresh start, then this Plan will have a Fresh-start Date on the last day of the Plan Year preceding the Plan Year during which this Plan and such other plan are aggregated.

Fresh-start Group means a group consisting of those Participants who have at least one Hour of Service in a Plan Year beginning after a Fresh-start Date.

Highly Compensated Employee means any Employee who:

(a)	was a 5-percent owner at any time during the year or the preceding year, or

(b)	for the preceding year had compensation from the Employer in excess of $80,000 and, if the Employer so elects, was in the top-paid group for the preceding year. The $80,000 amount is adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

For this purpose the applicable year of the plan for which a determination is being made is called a determination year and the preceding 12-month period is called a look-back year. If the Employer makes a calendar year data election, the look-back year shall be the calendar year beginning with or within the look-back year. The Plan may not use such election to determine whether Employees are Highly Compensated Employees on account of being a 5-percent owner.

In determining who is a Highly Compensated Employee, the Employer makes a top-paid group election. The effect of this election is that an Employee (who is not a 5-percent owner at any time during the determination year or the look-back year) with compensation in excess of $80,000 (as adjusted) for the look-back year is a Highly Compensated Employee only if the Employee was in the top-paid group for the look-back year. does not make a top-paid group election. In determining who is a Highly Compensated Employee, the Employer does not make a calendar year data election.

Calendar year data elections and top-paid group elections, once made, apply for all subsequent years unless changed by the Employer. If the Employer makes one election, the Employer is not required to make the other. If both elections are made, the look-back year in determining the top-paid group must be the calendar year beginning with or within the look-back year. These elections must apply consistently to the determination years of all plans maintained by the Employer that reference the highly compensated employee definition in Code Section 414(q), except as provided in Internal Revenue Service Notice 97-45 (or superseding guidance).

The determination of who is a highly compensated former Employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for that determination year, in accordance with section 1.414(q)-1T, A-4 of the temporary Income Tax Regulations and Internal Revenue Service Notice 97-45.

The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the compensation that is considered, and the identity of the 5-percent owners, shall be made in accordance with Code Section 414(q) and the regulations thereunder.

Hour of Service means, for the elapsed time method of crediting service in this Plan, each hour for which an Employee is paid, or entitled to payment, for performing duties for the Employer. Hour of Service means, for the hours method of crediting service in this Plan, the following:

(a)	Each hour for which an Employee is paid, or entitled to payment, for performing duties for the Employer during the applicable computation period.

(b)	Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time in which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Notwithstanding the preceding provisions of this subparagraph (b), no credit will be given to the Employee:

(1)	for more than 501 Hours of Service under this subparagraph (b) on account of any single continuous period in which the Employee performs no duties (whether or not such period occurs in a single computation period); or

(2)	for an Hour of Service for which the Employee is directly or indirectly paid, or entitled to payment, on account of a period in which no duties are performed if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker’s or workmen’s compensation, or unemployment compensation, or disability insurance laws; or

(3)	for an Hour of Service for a payment that solely reimburses the Employee for medical or medically related expenses incurred by him.

For purposes of this subparagraph (b), a payment shall be deemed to be made by, or due from the Employer, regardless of whether such payment is made by, or due from the Employer, directly or indirectly through, among others, a trust fund or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular employees or are on behalf of a group of employees in the aggregate.

(c)	Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under subparagraph (a) or subparagraph (b) above (as the case may be) and under this subparagraph (c). Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in subparagraph (b) above will be subject to the limitations set forth in that subparagraph.

If no records are available for determining actual hours worked, Hours of Service shall be determined on the basis of weeks worked or semi-monthly payroll periods, whichever applies. In determining Hours of Service based on weeks worked, an Employee shall be credited with 45 Hours of Service for each week in which the Employee would otherwise be credited with at least one Hour of Service. In determining Hours of Service based on semi-monthly payroll periods, an Employee shall be credited with 95 Hours of Service for each semi-monthly payroll period in which the Employee would otherwise be credited with at least one Hour of Service.

The crediting of Hours of Service above shall be applied under the rules of paragraphs (b) and (c) of the Department of Labor Regulation 2530.200b-2 (including any interpretations or opinions implementing such rules); which rules, by this reference, are specifically incorporated in full within this Plan. The reference to paragraph (b) applies to the special rule for determining Hours of Service for reasons other than the performance of duties such as payments calculated (or not calculated) on the basis of units of time and the rule against double credit. The reference to paragraph (c) applies to the crediting of Hours of Service to computation periods.

Hours of Service shall be credited for employment with any other employer required to be aggregated with the Employer under Code Sections 414(b), (c), (m), or (o) and the regulations thereunder for purposes of eligibility and vesting. Hours of Service shall also be credited for any individual who is considered an employee for purposes of this Plan pursuant to Code Section 414(n) or (o) and the regulations thereunder.

Solely for purposes of determining whether a one-year break in service has occurred for eligibility or vesting purposes, during a Parental Absence an Employee shall be credited with the Hours of Service that would otherwise have been credited to the Employee but for such absence, or in any case in which such hours cannot be determined, eight Hours of Service per day of such absence. No more than 501 Hours of Service shall be credited for this purpose. The Hours of Service credited under this paragraph shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a break in service in that period; or in all other cases, in the following computation period.

Inactive Participant means a former Active Participant who has an Accrued Benefit. See the INACTIVE PARTICIPANT SECTION of Article II.

Initial Account Balance means an amount credited to a Participant’s Cash Balance Account as of January 1, 1998, pursuant to the provisions of the CASH BALANCE ACCOUNT SECTION of Article IV.

Insurer means Principal Life Insurance Company or the insurance company or companies named by (i) the Primary Employer or (ii) the Trustee in its discretion or as directed under the Trust Agreement.

Interest Credit means the interest credited to a Participant’s Cash Balance Account. See the CASH BALANCE ACCOUNT SECTION of Article IV.

Interest Rate means, for any Plan Year, the interest rate announced by the Employer that will be credited to the Participant’s Account Balance. Such Interest Rate shall be the lesser of:

(a)	the average (rounded up to next hundredth) of the average auction yields on a three-year Treasury bill for each of the months during the 12-month period ending on November 1 of each preceding Plan Year; or

(b)	the rate of interest on 30-year Treasury securities as specified by the Commissioner of Internal Revenue for the look-back month for the stability period. The look-back month applicable to the stability period is the Novermber 1 preceding the first date of the stability period. The stability period is the successive period of one Plan Year that contains the date for crediting Interest Credits and for which the Interest Rate remains constant.

In addition, in each Plan Year, the Interest Rate determined above will be increased, if necessary, to a minimum Interest Rate determined as follows: The minimum Interest Rate for a Plan Year shall be determined by compounding the annual Interest Rates provided under the Plan for the six-year period beginning five years before the current Plan Year and ending with the current Plan Year and the minimum Interest Rate for said six-year compounding period shall be 22.45%. For example, if the compounded Interest Rate for the preceding five Plan Years is 3.25%, then the minimum rate for the current Plan Year shall be 4.35% (1.3025^5 * 1.0435 = 122.45%).

Investment Manager means any fiduciary (other than a trustee or Named Fiduciary)

(a)	who has the power to manage, acquire, or dispose of any assets of the Plan;

(b)	who (i) is registered as an investment adviser under the Investment Advisers Act of 1940; (ii) is not registered as an investment adviser under such Act by reason of paragraph (1) of Section 203A(a) of such Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business, and, at the time it last filed the registration form most recently filed by it with such state in order to maintain its registration under the laws of such state, also filed a copy of such form with the Secretary of Labor; (iii) is a bank, as defined in that Act; or (iv) is an insurance company qualified to perform services described in subparagraph (a) above under the laws of more than one state; and

(c)	who has acknowledged in writing being a fiduciary with respect to the Plan.

Late Retirement Date means the first day of any month that is after a Participant’s Normal Retirement Date and on which retirement benefits begin. If a Participant continues to work for the Employer after his Normal Retirement Date, his Late Retirement Date shall be the earliest first day of the month on or after the date he has a Severance from Employment.

Leased Employee means any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person (“leasing organization”), has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient. Contributions or benefits provided by the leasing organization to a Leased Employee, which are attributable to service performed for the recipient employer, shall be treated as provided by the recipient employer.

A Leased Employee shall not be considered an employee of the recipient if:

(a)	such employee is covered by a money purchase pension plan providing (i) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Code Section 415(c)(3), (ii) immediate participation, and (iii) full and immediate vesting, and

(b)	Leased Employees do not constitute more than 20 percent of the recipient’s nonhighly compensated work force.

Monthly Date means each Yearly Date and the same day of each following month during the Plan Year beginning on such Yearly Date.

Named Fiduciary means the person or persons who have authority to control and manage the operation and administration of the Plan.

The Named Fiduciary is the Employer’s benefits committee as appointed by the Employer’s Board of Directors.

Normal Form means a straight life annuity.

Normal Retirement Age means age 65.

Normal Retirement Date means the earliest first day of the month on or after the date the Participant reaches his Normal Retirement Age. Unless otherwise provided in this Plan, a Participant’s retirement benefits shall begin on his Normal Retirement Date if he has had a Severance from Employment on such date.

Parental Absence means an Employee’s absence from work:

(a)	by reason of pregnancy of the Employee,

(b)	by reason of birth of a child of the Employee,
(c)	by reason of the placement of a child with the Employee in connection with adoption of such child by such Employee, or

(d)	for purposes of caring for such child for a period beginning immediately following such birth or placement.

Participant means either an Active Participant or an Inactive Participant.

Period of Military Duty means, for an Employee

(a)	who served as a member of the armed forces of the United States, and

(b)	who was reemployed by the Employer at a time when the Employee had a right to reemployment in accordance with seniority rights as protected under Chapter 43 of Title 38 of the U.S. Code,

the period of time from the date the Employee was first absent from active work for the Employer because of such military duty to the date the Employee was reemployed.

Period of Service means a period of time beginning on an Employee’s Employment Commencement Date or Reemployment Commencement Date (whichever applies) and ending on his Severance Date.

Period of Severance means a period of time beginning on an Employee’s Severance Date and ending on the date he again performs an Hour of Service.

A one-year Period of Severance means a Period of Severance of 12 consecutive months.

Solely for purposes of determining whether a one-year Period of Severance has occurred for eligibility or vesting purposes, the consecutive 12-month period beginning on the first anniversary of the first date of a Parental Absence shall not be a one-year Period of Severance.

Plan means the defined benefit retirement plan of the Employer set forth in this document, including any later amendments to it.

Plan Administrator means the person or persons who administer the Plan.

The Plan Administrator is the Employer’s benefits committee as appointed by the Employer’s Board of Directors.

Plan Year means a period beginning on a Yearly Date and ending on the day before the next Yearly Date.

Predecessor Employer means, except for purposes of the BENEFIT LIMITATION SECTION of Article IV, a firm of which the Employer was once a part (e.g., due to a spinoff or change of corporate status) or a firm absorbed by the Employer because of a merger or acquisition (stock or asset, including a division or an operation of such company).

Present Value means, except for purposes of Article XI, an immediate single sum payment that is the Actuarial Equivalent of another benefit.

Primary Employer means Aleris Rolled Products, Inc.

Projected Cash Balance Account means a Participant’s Cash Balance Account projected with interest to his Normal Retirement Age. See the CASH BALANCE ACCOUNT SECTION of Article IV.

Qualified Joint and Survivor Annuity means, for a Participant who has a spouse, an immediate survivorship life annuity, where the survivorship percentage is 50% and the Contingent Annuitant is the Participant’s spouse. A former spouse will be treated as the spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p). If a Participant does not have a spouse, the Qualified Joint and Survivor Annuity means the Normal Form.

This Qualified Joint and Survivor Annuity shall be at least the Actuarial Equivalent of any form of benefit offered under the Plan.

Qualified Military Service means any service in the uniformed services (as defined in Chapter 43 of Title 38 of the U.S. Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service.

Qualified Preretirement Survivor Annuity means a straight life annuity payable to the surviving spouse of a Participant who dies before his Annuity Starting Date. Benefits shall be determined as if the Participant had a Severance from Employment on the date of his death (date he last had a Severance from Employment, if earlier) and survived to retire on the earliest date on or after the date of his death on which he could have elected to retire. The monthly benefit payable to the spouse shall be equal to the survivorship benefit that would have been payable to the spouse if the Participant retired under a survivorship life annuity with survivorship percentage of 75% on such date and died. If the Participant elects a survivorship annuity (where the survivorship percentage is at least 50% and the Contingent Annuitant is the Participant’s spouse) and that is at least the Actuarial Equivalent of the Qualified Joint and Survivor Annuity, then such form shall be treated as the Qualified Joint and Survivor Annuity for purposes of determining the Qualified Preretirement Survivor Annuity. Such election must be a qualified election according to the provisions of the ELECTION PROCEDURES SECTION of Article VI. A former spouse will be treated as the surviving spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p).

Reemployment Commencement Date means the date an Employee first performs an Hour of Service following

(a)	an Eligibility Break in Service, for the hours method of crediting service in this Plan, or

(b)	a Period of Severance, for the elapsed time method of crediting service in this Plan.

Reentry Date means the date a former Active Participant reenters the Plan. See the ACTIVE PARTICIPANT SECTION of Article II.

Retirement Date means the date a retirement benefit will begin and is a Participant’s Early, Normal, or Late Retirement Date, as the case may be.

Self-employed Individual means, with respect to any taxable year, an individual who has Earned Income for the taxable year (or who would have Earned Income but for the fact the trade or business for which this Plan is established did not have net profits for such taxable year).

Semi-yearly Date means each Yearly Date and the sixth Monthly Date after each Yearly Date that is within the same Plan Year.

Severance Date means the earlier of:

(a)	the date on which an Employee quits, retires, dies, or is discharged, or

(b)	the first anniversary of the date an Employee begins a one-year absence from service (with or without pay). This absence may be the result of any combination of vacation, holiday, sickness, disability, leave of absence, or layoff.

Solely to determine whether a one-year Period of Severance has occurred for eligibility or vesting purposes for an Employee who is absent from service beyond the first anniversary of the first day of a Parental Absence, Severance Date is the second anniversary of the first day of the Parental Absence. The period between the first and second anniversaries of the first day of the Parental Absence is not a Period of Service and is not a Period of Severance.

Severance from Employment means, except for purposes of the BENEFIT LIMITATION SECTION of Article IV, an Employee has ceased to be an Employee. The Plan Administrator shall determine if a Severance from Employment has occurred in accordance with section 1.401(k)-1(d)(2) of the regulations.

Trust Agreement means an agreement or agreements of trust between the Primary Employer and Trustee established for the purpose of holding and distributing the Trust Fund under the provisions of the Plan. The Trust Agreement may provide for the investment of all or any portion of the Trust Fund in the Annuity Contract or any other investment arrangement.

Trust Fund means the total funds held under an applicable Trust Agreement. The term Trust Fund when used within a Trust Agreement shall mean only the funds held under that Trust Agreement. The Trust Fund shall be valued annually at current fair market value on the date used for computing plan costs for minimum funding purposes and, at the discretion of the Trustee, may be valued more frequently in a nondiscriminatory manner. The valuation shall take into consideration investment earnings credited, expenses charged, payments made and changes in the value of the assets held in the Trust Fund.

Trustee means the party or parties named in the applicable Trust Agreement.

Vested Accrued Benefit means, on any date, the Participant’s Accrued Benefit resulting from Employer Contributions multiplied by his Vesting Percentage on such date.

Vested Cash Balance Account means, on any date, the Participant’s Cash Balance Account multiplied by his Vesting Percentage on such date.

Vesting Percentage means the percentage used to determine that portion of a Participant’s Accrued Benefit resulting from Employer Contributions which is nonforfeitable (cannot be lost since it is vested).

A Participant’s Vesting Percentage is shown in the following schedule opposite the number of whole years of his Vesting Service, effective for Plan Years beginning on or after January 1, 2008.

VESTING SERVICE (whole years)	VESTING PERCENTAGE
Less than 3	0
3 or more	100

The Vesting Percentage for a Participant who is an Employee on or after the date he reaches Normal Retirement Age or Early Retirement Age shall be 100%. The Vesting Percentage for a Participant who is an Employee on the date he becomes disabled shall be 100% if such disability is subsequently determined to meet the definition of disability under the Employer’s disability program. Beginning January 1, 2007, the Vesting Percentage for a Participant who becomes disabled while performing Qualified Military Service and such disability is determined to meet the definition of disability under the Employer’s disability program shall be 100%.

Notwithstanding the above, the Vesting Percentage of a Participant who continues employment with Alflex Corporation (as owned by Southwire Company) for any period after the Alflex Closing, and a Participant employed by Alflex Corporation who has a Severance from Employment as of the Alflex Closing, shall be 100% as of the Alflex Closing. The Vesting Percentage of a Participant previously employed by Alflex Corporation who becomes employed on a transition basis by the Employer before the Alflex Closing, and who has a Severance from Employment by the end of the 90-day transition period following the Alflex Closing, shall be 100% as of the date of his Severance from Employment.

If the schedule used to determine a Participant’s Vesting Percentage is changed, the new schedule shall not apply to a Participant unless he is credited with an Hour of Service on or after the date of the change and the Participant’s nonforfeitable percentage on the day before the date of the change is not reduced under this Plan. The amendment provisions of the AMENDMENTS SECTION of Article X regarding changes in the computation of the Vesting Percentage shall apply.

Vesting Service means an Employee’s Period of Service. An Employee’s Period of Service shall be measured from his Employment Commencement Date to his most recent Severance Date. This Period of Service shall be reduced by all or any part of a Period of Service that is not counted. This Period of Service shall also be reduced by any Period of Severance that occurred prior to his most recent Severance Date, unless such Period of Severance is included under the service spanning rule below. This Period of Service shall count complete months and shall be expressed as years and fractional parts of a year (to two decimal places).

Beginning January 1, 2007, if a Participant dies while performing Qualified Military Service, such service shall be included as service with the Employer.

However, Vesting Service is modified as follows:

Service frozen after Alflex Closing:

No additional years of Vesting Service for service after the Alflex Closing shall be credited to a Participant who continues employment with Alflex Corporation (as owned by Southwire Company) for any period after the Alflex Closing.

Rule of parity service excluded:

An Employee’s Vesting Service, accumulated before a one-year Period of Severance, shall be excluded if:

(a)	he was a nonvested Participant, and

(b)	his latest period of consecutive one-year Periods of Severance equals or exceeds the greater of (i) five years, or (ii) his prior Vesting Service (disregarding any Vesting Service that was excluded because of a previous period of one-year Periods of Severance).

Service included:

An Employee’s service with CasTech Aluminum Group, Inc. is included as service with the Employer if the Employee became a Participant in the Plan on January 1, 1998.

Period of Military Duty included:

A Period of Military Duty shall be included as service with the Employer to the extent it has not already been credited.

Period of Severance included (service spanning rule):

A Period of Severance shall be deemed to be a Period of Service under either of the following conditions:

(a)	the Period of Severance immediately follows a period during which an Employee is not absent from work and ends within 12 months; or

(b)	the Period of Severance immediately follows a period during which an Employee is absent from work for any reason other than quitting, being discharged, or retiring (such as a leave of absence or layoff) and ends within 12 months of the date he was first absent.

Controlled Group service included:

An Employee’s service with a member firm of a Controlled Group while both that firm and the Employer were members of the Controlled Group shall be included as service with the Employer.

Yearly Date means January 1, 1962, and the same day of each following year.

Years of Service means, except for purposes of the BENEFIT LIMITATION SECTION of Article IV, an Employee’s Vesting Service disregarding any modifications that exclude service.

ARTICLE II

PARTICIPATION

SECTION 2.01—ACTIVE PARTICIPANT.

(a)	An Employee who is regularly scheduled to work 1,000 Hours of Service during his first year of employment shall first become an Active Participant (begin active participation in the Plan) on the earliest date on which he is an Eligible Employee. This date is his Entry Date.

An Employee who is not regularly scheduled to work 1,000 Hours of Service during his first year of employment shall first become an Active Participant on the earliest Semi-Yearly Date on which he is an Eligible Employee and has met the eligibility requirement set forth below. This date is his Entry Date.

(1)	He has completed one year of Eligibility Service before his Entry Date.

Each Employee who was an Active Participant on May 31, 2010, shall continue to be an Active Participant if he is still an Eligible Employee on June 1, 2010, and his Entry Date shall not change.

If a person has been an Eligible Employee who has met all of the eligibility requirements above, but is not an Eligible Employee on the date that would have been his Entry Date, he shall become an Active Participant on the date he again becomes an Eligible Employee. This date is his Entry Date.

In the event an Employee who is not an Eligible Employee becomes an Eligible Employee, such Eligible Employee shall become an Active Participant immediately if such Eligible Employee has satisfied the eligibility requirements above and would have otherwise previously become an Active Participant had he met the definition of Eligible Employee. This date is his Entry Date.

(b)	An Inactive Participant shall again become an Active Participant (resume active participation in the Plan) on the date he again performs an Hour of Service as an Eligible Employee. This date is his Reentry Date.

Upon again becoming an Active Participant, he shall cease to be an Inactive Participant.

(c)	A former Participant shall again become an Active Participant (resume active participation in the Plan) on the date he again performs an Hour of Service as an Eligible Employee. This date is his Reentry Date.

There shall be no duplication of benefits for a Participant because of more than one period as an Active Participant.

On and after June 4, 2004, no Employee of Alflex Corporation shall become an Active Participant and no such Inactive Participant or such former Participant shall again become an Active Participant.

No Employee hired on or after December 9, 2004, shall become an Active Participant and no Inactive Participant or former Participant shall again become an Active Participant.

SECTION 2.02—INACTIVE PARTICIPANT.

An Active Participant shall become an Inactive Participant (stop accruing benefits) on the earliest of the following:

(a)	The date he ceases to be an Eligible Employee.

(b)	The effective date of complete termination of the Plan under Article VIII.

(c)	His Severance Date.

An Employee or former Employee who was an Inactive Participant on May 31, 2010, shall continue to be an Inactive Participant on June 1, 2010. Eligibility for any benefits payable to the Participant or on his behalf and the amount of the benefits shall be determined according to the provisions of the prior documents, unless otherwise stated in this document or any subsequent documents.

SECTION 2.03—CESSATION OF PARTICIPATION.

A Participant, whether active or inactive, shall cease to be a Participant on the earlier of the following:

(a)	The date of his death.

(b)	The date he receives a single sum distribution that is in lieu of all of his benefits under the Plan if his Vesting Percentage is 100%.

An Inactive Participant shall also cease to be a Participant on the earliest date on which he is not entitled to a deferred monthly income under the VESTED BENEFITS SECTION of Article V.

ARTICLE III

CONTRIBUTIONS

SECTION 3.01—EMPLOYER CONTRIBUTIONS.

The amount of Employer Contributions shall meet or exceed the minimum funding standards of ERISA and the Code.

The amount and timing of Employer Contributions shall be determined based on actuarial valuations and recommendations as to the amounts required to fund benefits under this Plan. Dividends, if any, declared under the Annuity Contract and forfeitures shall be applied to reduce future Employer Contributions.

A portion of the Plan assets resulting from Employer Contributions (but not more than the original amount of those Contributions) may be returned if the Employer Contributions are made because of a mistake of fact or are more than the amount deductible under Code Section 404 (excluding any amount that is not deductible because the Plan is disqualified). The amount involved must be returned to the Employer within one year after the date the Employer Contributions are made by mistake of fact or the date the deduction is disallowed, whichever applies. Except as provided under this paragraph and in Article VIII, the assets of the Plan shall never be used for the benefit of the Employer and are held for the exclusive purpose of providing benefits to Participants and their Beneficiaries and for defraying reasonable expenses of administering the Plan.

SECTION 3.02—INVESTMENT OF CONTRIBUTIONS.

The handling of Contributions and Plan assets is governed by the provisions of the Trust Agreement and any other relevant document, such as an Annuity Contract.

The Named Fiduciary may delegate to the Investment Manager investment direction for Plan assets.

All Contributions are forwarded by the Employer to (i) the Trustee to be deposited in the Trust Fund or otherwise invested by the Trustee in accordance with the relevant documents; or (ii) the Insurer to be deposited under the Annuity Contract, as applicable.

SECTION 3.03—FUNDING POLICY.

At least annually, the Named Fiduciary shall review all pertinent Employee information and Plan data in order to establish the Plan’s funding policy and to determine appropriate methods of carrying out the Plan’s objectives. The Named Fiduciary shall inform the Trustee and any Investment Manager of the Plan’s short-term and long-term financial needs so the investment policy can be coordinated with the Plan’s financial requirements.

ARTICLE IV

RETIREMENT BENEFITS

SECTION 4.01—CASH BALANCE ACCOUNT.

An Active Participant’s Cash Balance Account as of any date, subject to the modifications below, will be equal to the sum of (a), (b), and (c) below:

(a)	Initial Cash Balance Account: A Participant’s Initial Cash Balance Account shall be the single sum value of his Accrued Benefit, if any, payable at age 65 under the terms of the Plan in effect on December 31, 1997, calculated using the mortality table and interest rate then in effect, based on the Participant’s attained age on December 31, 1997, payable at age 62.

(b)	Benefit Credits: As of the last day of each Plan Year after December 31, 1997, each Participant who is credited with Accrual Service shall be credited with a Benefit Credit for each such Plan Year. Effective January 1, 2002, Benefit Credits shall be credited to the Cash Balance Account of each Participant who completes 1,000 or more Hours of Service in a Plan Year. However, if a Participant has a Severance from Employment in a Plan Year, he will be credited with a Benefit Credit for such year regardless of whether or not he has completed 1,000 Hours of Service in the Plan Year. Such Benefit Credit shall be equal to a percentage of his Compensation for such year according to the following schedule:

Age*	Percentage
39 or younger	3.5%
40 to 46	4.5%
47 to 49	4.9%
50 to 54	6.0%
55 or older	8.0%

*	Age is determined as of the Participant’s birthday nearest to January 1 of the Plan Year for which the Benefit Credit is applied.

On and after June 4, 2004, Benefit Credits are frozen for Alflex Employees who continue to work for Alflex after such date.

On and after January 1, 2007, Benefit Credits are frozen and no additional Benefit Credits shall accrue on and after such date.

(c)	Interest Credit: As of the last day of each Plan Year after December 31, 1997, a Participant’s Cash Balance Account shall be credited with an Interest Credit. Such Interest Credit shall be equal to the Interest Rate for such Plan Year multiplied by the Participant’s Cash Balance Account as of the first day of such Plan Year.

If a Participant has a Severance from Employment and receives a distribution of his Cash Balance Account before the end of a Plan Year, the interest credited will be determined by the product of (1) and (2) below:

(1)	his Cash Balance Account at the beginning of the Plan Year multiplied by the Interest Rate for such year;

(2)	a fraction, the numerator of which is the number of half-months in the period between the beginning of the Plan Year and the date of distribution (with the appropriate half-month determined as of the first or the fifteenth day of a given month that is coincident with or immediately preceding the date of distribution), and the denominator of which is 24.

A Participant’s Projected Cash Balance Account as of any date will be equal to the sum of (a), (b), and (c) above as of such date and adding to that amount projected Interest Credits to his Normal Retirement Age, if such date is before he reaches Normal Retirement Date. Such projected Interest Credits shall be determined as of the end of each Plan Year in the same manner in which they are determined in (c) above using the Interest Rate for the Plan Year in which such date of determination occurs. If the Date he reaches Normal Retirement Date is not the first day of a Plan Year, the Interest Credit for the period beginning on the first day of the Plan Year in which he reaches Normal Retirement Age shall be determined as in (c) above assuming the day before his Normal Retirement Date is when he has a Severance from Employment.

SECTION 4.01A—ACCRUED BENEFIT.

A Participant’s monthly Accrued Benefit as of any date, subject to the modifications below, will be equal to the monthly retirement income on the Normal Form payable at Normal Retirement Age or such date, if later, that is the Actuarial Equivalent of the Participant’s Projected Cash Balance Account as of such date.

However, Accrued Benefit is modified as follows:

Minimum Accrued Benefit:

A Participant’s monthly Accrued Benefit shall not be less than the minimum Accrued Benefit, if any, provided in Article XI.

However, Accrued Benefit is modified as follows:

An Active Participant’s monthly Accrued Benefit shall not be less than the amount of his monthly retirement benefit accrued under the Plan as of the day before January 1, 1998.

For a participant who is age 55 or older and completed ten years of Accrual Service as of December 31, 1997, his monthly Accrued Benefit shall not be less than the greater of (a) or (b) below:

(a)	His benefit determined under the CASH BALANCE ACCOUNT SECTION of this article based on his total years of Accrual Service.

(b)	His monthly Accrued Benefit determined under the Plan as in effect on December 31, 1997 based on his total years of Accrual Service.

On and after January 1, 2007, the Accrued Benefit is frozen and no additional benefits shall accrue on and after such date.

SECTION 4.01A—FRESH-START RULES.

For Plan Years beginning after a Fresh-start Date, the Accrued Benefit of any Participant in a Fresh-start Group shall be determined under the ACCRUED BENEFIT SECTION of this article.

A Participant’s Frozen Accrued Benefit is the amount of his Accrued Benefit determined in accordance with the provisions of the Plan applicable in the Plan Year containing the latest Fresh-start Date, determined as if the Participant terminated employment with the Employer as of the latest Fresh-start Date (or the date he actually terminated employment, if earlier), without regard to any amendment made to the Plan after that date other than amendments recognized as effective as of or before the Fresh-start Date under Code Section 401(b) or section 1.401(a)(4)-11(g) of the regulations.

If this Plan has not had a Fresh-start Date, the Participant’s Frozen Accrued Benefit will be zero. If, as of the latest Fresh-start Date, the amount of a Participant’s Frozen Accrued Benefit was limited by the application of Code Section 415, his Frozen Accrued Benefit will be increased for Plan Years after the latest Fresh-start Date to the extent permitted under Code Section 415(d)(1). In addition, the Frozen Accrued Benefit of a Participant whose Frozen Accrued Benefit includes the Top-heavy minimum benefits provided in Article XI of the Plan will be increased to the extent necessary to comply with the average compensation requirement of Code Section 416(c)(1)(D)(i).

If the Normal Form of benefits in effect on the latest Fresh-start Date is not the same as the Normal Form after the latest Fresh-start Date, or the Normal Retirement Date for any Participant on that date was later than the Normal Retirement Date for him under the Plan after the latest Fresh-start Date, the Frozen Accrued Benefit will be the Actuarial Equivalent of the benefit under the Normal Form under the Plan after the latest Fresh-start Date, beginning at the Participant’s Normal Retirement Date under the Plan in effect after the latest Fresh-start Date. If the Plan provides a new optional form of benefit with respect to a Participant’s Frozen Accrued Benefit, such new optional form will be provided with respect to each Participant’s entire Accrued Benefit (i.e. accrued both before and after the Fresh-start Date).

SECTION 4.02—DISREGARD OF CASH BALANCE ACCOUNT AND ACCRUED BENEFIT.

If a Participant receives his entire Vested Accrued Benefit in the form of an annuity or receives a single sum payment equal to the Present Value of his entire Vested Accrued Benefit (but not less than his Vested Cash Balance Account), his entire Accrued Benefit (and amounts credited to his Cash Balance Account, including any interest that would have been credited on those amounts in the future) as of the date of the distribution shall be disregarded. Such Participant shall not have a right to restore his Employer derived Accrued Benefit (or his Cash Balance Account).

If the Present Value of a Participant’s Vested Accrued Benefit was zero and he was deemed to have received a distribution of the Present Value of his entire Vested Accrued Benefit (but not less than his Vested Cash Balance Account)), and he again becomes an Eligible Employee before the end of the first period of five consecutive one-year Periods of Severance that begin after the date of the deemed distribution, upon the date he again performs an Hour of Service as an Eligible Employee, the Employer derived Accrued Benefit (including all optional forms of benefits and subsidies relating to such benefits) shall be restored to the amount of such Accrued Benefit on the date of the deemed distribution, and the disregarded amount credited to his Cash Balance Account, including any interest, shall be restored.

SECTION 4.03—BENEFIT LIMITATION.

Benefits under the Plan shall be limited in accordance with Code Section 415 and the regulations thereunder. The limitations of this section shall apply in Limitation Years beginning on or after July 1, 2007, except as otherwise provided herein.

(a)	Definitions. For the purpose of determining the benefit limitation set forth in this section, the following terms are defined:

Annual Benefit means a benefit that is payable annually in the form of a Straight Life Annuity. Except as provided below, where a benefit is payable in a form other than a Straight Life Annuity, the benefit shall be adjusted to an actuarially equivalent Straight Life Annuity that begins at the same time as such other form of benefit and is payable on the first day of each month, before applying the limitations of this section. For a Participant who has or will have distributions commencing at more than one Annuity Starting Date, the Annual Benefit shall be determined as of each such Annuity Starting Date (and shall satisfy the limitations of this section as of each such date), actuarially adjusting for past and future distributions of benefits commencing at the other Annuity Starting Dates. For this purpose, the determination of whether a new starting date has occurred shall be made without regard to section 1.401(a)-20, Q&A 10(d), and with regard to section 1.415(b)-1(b)(1)(iii)(B) and (C) of the regulations.

No actuarial adjustment to the benefit shall be made for (i) survivor benefits payable to a surviving spouse under a qualified joint and survivor annuity to the extent such benefits would not be payable if the Participant’s benefit were paid in another form; (ii) benefits that are not directly related to retirement benefits (such as a qualified disability benefit, preretirement incidental death benefits, and post-retirement medical benefits); or (iii) the inclusion in the form of benefit of an automatic benefit increase feature, provided the form of benefit is not subject to Code Section 417(e)(3) and would otherwise satisfy the limitations of this section, and the Plan provides that the amount payable under the form of benefit in any Limitation Year shall not exceed the limits of this section applicable at the Annuity Starting Date, as increased in subsequent years pursuant to Code Section 415(d). For this purpose, an automatic benefit increase feature is included in a form of benefit if the form of benefit provides for automatic periodic increases to the benefits paid in that form.

The determination of the Annual Benefit shall take into account Social Security supplements described in Code Section 411(a)(9) and benefits transferred from another defined benefit plan, other than transfers of distributable benefits pursuant to section 1.411(d)-4, Q&A-3(c), of the regulations, but shall disregard benefits attributable to employee contributions or rollover contributions.

Effective for distributions in Plan Years beginning after December 31, 2003, the determination of actuarial equivalence of forms of benefit other than a Straight Life Annuity shall be made in accordance with (1) or (2) below:

(1)	Benefit Forms Not Subject to Code Section 417(e)(3): The Straight Life Annuity that is actuarially equivalent to the Participant’s form of benefit shall be determined under this (1) if the form of the Participant’s benefit is either (i) a nondecreasing annuity (other than a Straight Life Annuity) payable for a period of not less than the life of the Participant (or, in the case of a qualified preretirement survivor annuity, the life of the surviving spouse), or (ii) an annuity that decreases during the life of the Participant merely because of (a) the death of the survivor annuitant (but only if the reduction is not below 50% of the benefit payable before the death of the survivor annuitant), or (b) the cessation or reduction of Social Security supplements or qualified disability payments (as defined in Code Section 401(a)(11)).

(i)	Limitation Years beginning before July 1, 2007. For Limitation Years beginning before July 1, 2007, the actuarially equivalent Straight Life Annuity is equal to the annual amount of the Straight Life Annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit computed using whichever of the following produces the greater annual amount:

A.	the interest rate and the mortality table (or other tabular factor) specified in the Plan for adjusting benefits in the same form; and

B.	a 5 percent interest rate assumption and the Applicable Mortality Table for that Annuity Starting Date.

(ii)	Limitation Years beginning on and after July 1, 2007. For Limitation Years beginning on and after July 1, 2007, the actuarially equivalent Straight Life Annuity is equal to the greater of:

A.	the annual amount of the Straight Life Annuity (if any) payable to the Participant under the Plan commencing at the same Annuity Starting Date as the Participant’s form of benefit; and

B.	the annual amount of the Straight Life Annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using a 5 percent interest rate assumption and the Applicable Mortality Table for that Annuity Starting Date.

(2)	Benefit Forms Subject to Code Section 417(e)(3): The Straight Life Annuity that is actuarially equivalent to the Participant’s form of benefit shall be determined under this (2) if the form of the Participant’s benefit is other than a benefit form described in (1) above. In this case, the actuarially equivalent Straight Life Annuity shall be determined as follows:

(i)	Annuity Starting Date in Plan Years Beginning After 2005. If the Annuity Starting Date of the Participant’s form of benefit is in a Plan Year beginning after 2005, the actuarially equivalent Straight Life Annuity is equal to the greatest of:

A.	the annual amount of the Straight Life Annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using the interest rate and the mortality table (or other tabular factor) specified in the Plan for adjusting benefits in the same form;

B.	the annual amount of the Straight Life Annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using a 5.5 percent interest rate assumption and the Applicable Mortality Table; and

C.	the annual amount of the Straight Life Annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using the Applicable Interest Rate and the Applicable Mortality Table, divided by 1.05.

However, for an Employer that is an eligible employer as defined in Code Section 408(p)(2)(C)(i), the actuarially equivalent Straight Life Annuity is equal to the greater of A. or B. above.

(ii)	Annuity Starting Date in Plan Years Beginning In 2004 and 2005. If the Annuity Starting Date of the Participant’s form of benefit is in a Plan Year beginning in 2004 or 2005, the actuarially equivalent Straight Life Annuity is equal to the annual amount of the Straight Life Annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using whichever of the following produces the greater annual amount:

A.	the interest rate and the mortality table (or other tabular factor) specified in the Plan for adjusting benefits in the same form; and

B.	a 5.5 percent interest rate assumption and the Applicable Mortality Table.

If the Annuity Starting Date of the Participant’s benefit is on or after the first day of the first Plan Year beginning in 2004 and before December 31, 2004, the application of this (2)(ii) shall not cause the amount payable under the Participant’s form of benefit to be less than the benefit calculated under the Plan taking into account the limitations of this section, except that the actuarially equivalent Straight Life Annuity is equal to the annual amount of the Straight Life Annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using whichever of the following produces the greatest annual amount:

C.	the interest rate and the mortality table (or other tabular factor) specified in the Plan for adjusting benefits in the same form;

D.	the Applicable Interest Rate and the Applicable Mortality Table; and

E.	the Applicable Interest Rate (as in effect on the last day of the last Plan Year beginning before January 1, 2004, under the provisions of the Plan then adopted and in effect) and the Applicable Mortality Table.

Compensation means wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in section 1.62-2(c) of the regulations)), and excluding the following:

(1)	employer contributions (other than elective contributions described in Code Section 402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b)) to a plan of deferred compensation (including a simplified employee pension described in Code Section 408(k) or a simple retirement account described in Code Section 408(p), and whether or not qualified) to the extent such contributions are not includible in the employee’s gross income for the taxable year in which contributed, and any distributions (whether or not includible in gross income when distributed) from a plan of deferred compensation (whether or not qualified);

(2)	amounts realized from the exercise of a nonstatutory stock option (that is, an option other than a statutory stock option as defined in section 1.421-1(b) of the regulations), or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(3)	amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option;

(4)	other amounts that receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the employee and are not salary reduction amounts that are described in Code Section 125); and

(5)	other items of remuneration that are similar to any of the items listed in (1) through (4) above.

For any Self-employed Individual, Compensation shall mean Earned Income.

Except as provided herein, Compensation for a Limitation Year is the Compensation actually paid or made available (or, if earlier, includible in gross income) during such Limitation Year. Compensation for a Limitation Year shall include amounts earned but not paid during the Limitation Year solely because of the timing of pay periods and pay dates, provided the amounts are paid during the first few weeks of the next Limitation Year, the amounts are included on a uniform and consistent basis with respect to all similarly situated employees, and no Compensation is included in more than one Limitation Year.

For Limitation Years beginning on or after July 1, 2007, Compensation for a Limitation Year shall also include Compensation paid by the later of 2 1/2 months after an employee’s Severance from Employment with the Employer maintaining the plan or the end of the Limitation Year that includes the date of the employee’s Severance from Employment with the Employer maintaining the plan, if the payment is regular Compensation for services during the Employee’s regular working hours, or Compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and, absent a Severance from Employment, the payments would have been paid to the Employee while the Employee continued in employment with the Employer.

Any payments not described above shall not be considered Compensation if paid after Severance from Employment, even if they are paid by the later of 2 1/2 months after the date of Severance from Employment or the end of the Limitation Year that includes the date of Severance from Employment, except, payments to an individual who does not currently perform services for the Employer by reason of qualified military service (as that term is used in Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

Back pay, within the meaning of section 1.415(c)-2(g)(8) of the regulations, shall be treated as Compensation for the Limitation Year to which the back pay relates to the extent the back pay represents wages and compensation that would otherwise be included in this definition.

Beginning January 1, 2009, Compensation shall include Differential Wage Payments.

Compensation paid or made available during such Limitation Year shall include amounts that would otherwise be included in Compensation but for an election under Code Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b).

Compensation shall not include amounts paid as Compensation to a nonresident alien, as defined in Code Section 7701(b)(1)(B), who is not a Participant in the Plan to the extent the Compensation is excludible from gross income and is not effectively connected with the conduct of a trade or business within the United States.

Defined Benefit Compensation Limitation means 100 percent of a Participant’s High Three-year Average Compensation, payable in the form of a Straight Life Annuity.

In the case of a Participant who is rehired after a Severance from Employment, the Defined Benefit Compensation Limitation is the greater of 100 percent of the Participant’s High Three-year Average Compensation, as determined prior to the Severance from Employment; or 100 percent of the Participant’s High Three-year Average Compensation, as determined after the Severance from Employment under the definition of High Three-year Average Compensation.

Defined Benefit Dollar Limitation means, effective for Limitation Years ending after December 31, 2001, $160,000, automatically adjusted under Code Section 415(d), effective January 1 of each year, as published in the Internal Revenue Bulletin, and payable in the form of a Straight Life Annuity. The new limitation shall apply to Limitation Years ending with or within the calendar year of the date of the adjustment, but a Participant’s benefits shall not reflect the adjusted limit prior to January 1 of that calendar year. The automatic annual adjustment of the Defined Benefit Dollar Limitation under Code Section 415(d) shall not apply to Participants who have had a Severance from Employment.

Employer means the employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Code Section 414(b), as modified by Code Section 415(h)), all commonly controlled trades or businesses (as defined in Code Section 414(c), as modified, except in the case of a brother-sister group of trades or businesses under common control, by Code Section 415(h)), or affiliated service groups (as defined in Code Section 414(m)) of which the adopting employer is a part, and any other entity required to be aggregated with the employer pursuant to Code Section 414(o).

Formerly Affiliated Plan means a plan that, immediately prior to the cessation of affiliation, was actually maintained by the Employer and immediately after the cessation of affiliation, is not actually maintained by the Employer. For this purpose, cessation of affiliation means the event that causes an entity to no longer be considered the Employer, such as the sale of a member of a controlled group of corporations, as defined in Code Section 414(b), as modified by Code Section 415(h), to an unrelated corporation, or that causes a plan to not actually be maintained by the Employer, such as a transfer of plan sponsorship outside a controlled group.

High Three-year Average Compensation means the average Compensation for the three consecutive years of service (or if the Participant has less than three consecutive years of service, the Participant’s longest consecutive period of service, including fractions of years, but not less than one year) with the Employer that produces the highest average. A year of service with the Employer is the 12-consecutive month period ending on the last day of each Limitation Year. In the case of a Participant who is rehired by the Employer after a Severance from Employment, the Participant’s High Three-year Average Compensation shall be calculated by excluding all years for which the Participant performs no services for and receives no Compensation from the Employer (the break period) and by treating the years immediately preceding and following the break period as consecutive. A Participant’s Compensation for a year of service shall not include Compensation in excess of the limitation under Code Section 401(a)(17) that is in effect for the calendar year in which such year of service begins.

Limitation Year means the consecutive 12-month period ending on the last day of each Plan Year, including corresponding consecutive 12-month periods before January 1, 1962. If the Limitation Year is other than a calendar year, execution of this Plan (or any amendment to this Plan changing the Limitation Year) constitutes the Employer’s adoption of a written resolution electing the Limitation Year. If the Limitation Year is amended to a different consecutive 12-month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

Maximum Permissible Benefit means the lesser of the Defined Benefit Dollar Limitation or the Defined Benefit Compensation Limitation (both adjusted where required, as provided below).

(1)	Adjustment for Less Than Ten Years of Participation or Years of Service: If the Participant has less than ten Years of Participation in the Plan, the Defined Benefit Dollar Limitation shall be multiplied by a fraction, (i) the numerator of which is the number of Years of Participation (or part thereof, but not less than one year) in the Plan, and (ii) the denominator of which is ten. In the case of a Participant who has less than ten Years of Service with the Employer, the Defined Benefit Compensation Limitation shall be multiplied by a fraction, (i) the numerator of which is the number of Years of Service (or part thereof, but not less than one year), and (ii) the denominator of which is ten.

(2)	Adjustment of Defined Benefit Dollar Limitation for Benefit Commencement Before Age 62 or After Age 65: Effective for benefits commencing in Limitation Years ending after December 31, 2001, the Defined Benefit Dollar Limitation shall be adjusted if the Annuity Starting Date of the Participant’s benefit is before age 62 or after age 65. If the Annuity Starting Date is before age 62, the Defined Benefit Dollar Limitation shall be adjusted under (2)(i) below, as modified by (2)(iii) below. If the Annuity Starting Date is after age 65, the Defined Benefit Dollar Limitation shall be adjusted under (2)(ii) below, as modified by (2)(iii) below.

(i)	Adjustment of Defined Benefit Dollar Limitation for Benefit Commencement Before Age 62:

A.	Limitation Years Beginning Before July 1, 2007. If the Annuity Starting Date for the Participant’s benefit is prior to age 62 and occurs in a Limitation Year beginning before July 1, 2007, the Defined Benefit Dollar Limitation for the Participant’s Annuity Starting Date is the annual amount of a benefit payable in the form of a Straight Life Annuity commencing at the Participant’s Annuity Starting Date that is the actuarial equivalent of the Defined Benefit Dollar Limitation (adjusted under (1) above for Years of Participation less than ten, if required) with actuarial equivalence computed using whichever of the following produces the smaller annual amount: (i) the interest rate and the mortality table (or other tabular factor) specified in the Plan for purposes of determining actuarial equivalence for early retirement benefits; or (ii) a 5 percent interest rate assumption and the Applicable Mortality Table. To the extent the Plan does not specify an interest rate and mortality table (or other tabular factor) or for ages for which no tabular factor is specified, a 5 percent interest rate and the Applicable Mortality Table shall be used to determine actuarial equivalence.

B.	Limitation Years Beginning On or After July 1, 2007.

I.

Plan Does Not Have Immediately Commencing Straight Life Annuity Payable at Both Age 62 and the Age of Benefit Commencement. If the Annuity Starting Date for the Participant’s benefit is prior to age 62 and occurs in a Limitation Year beginning on or after July 1, 2007, and the

Plan does not have an immediately commencing Straight Life Annuity payable at both age 62 and the age of benefit commencement, the Defined Benefit Dollar Limitation for the Participant’s Annuity Starting Date is the annual amount of a benefit payable in the form of a Straight Life Annuity commencing at the Participant’s Annuity Starting Date that is the actuarial equivalent of the Defined Benefit Dollar Limitation (adjusted under (1) above for Years of Participation less than ten, if required) with actuarial equivalence computed using a 5 percent interest rate assumption and the Applicable Mortality Table for the Annuity Starting Date (and expressing the Participant’s age based on completed calendar months as of the Annuity Starting Date).

II.	Plan Has Immediately Commencing Straight Life Annuity Payable at Both Age 62 and the Age of Benefit Commencement. If the Annuity Starting Date for the Participant’s benefit is prior to age 62 and occurs in a Limitation Year beginning on or after July 1, 2007, and the Plan has an immediately commencing Straight Life Annuity payable at both age 62 and the age of benefit commencement, the Defined Benefit Dollar Limitation for the Participant’s Annuity Starting Date is the lesser of the limitation determined under (2)(i)B.I. above and the Defined Benefit Dollar Limitation (adjusted under (1) above for Years of Participation less than ten, if required) multiplied by the ratio of the annual amount of the immediately commencing Straight Life Annuity under the Plan at the Participant’s Annuity Starting Date to the annual amount of the immediately commencing Straight Life Annuity under the Plan at age 62, both determined without applying the limitations of this section.

C.	The provisions of this (i) shall be modified as provided in Code Section 415(b)(9) for Participants who are commercial airline pilots.

D.	Notwithstanding any other provision of this (i), the age adjusted Defined Benefit Dollar Limitation applicable to a Participant does not decrease on account of an increase in age or the performance of additional service.

(ii)	Adjustment of Defined Benefit Dollar Limitation for Benefit Commencement After Age 65:

A.	Limitation Years Beginning Before July 1, 2007. If the Annuity Starting Date for the Participant’s benefit is after age 65 and occurs in a Limitation Year beginning before July 1, 2007, the Defined Benefit Dollar Limitation for the Participant’s Annuity Starting Date is the annual amount of a benefit payable in the form of a Straight Life Annuity commencing at the Participant’s Annuity Starting Date that is the actuarial equivalent of the Defined Benefit Dollar Limitation (adjusted under (1) above for Years of Participation less than ten, if required) with actuarial equivalence computed using whichever of the following produces the smaller annual amount: (i) the interest rate and the mortality table (or other tabular factor) specified in the Plan for purposes of determining actuarial equivalence for late retirement benefits; or (ii) a 5 percent interest rate assumption and the Applicable Mortality Table.

B.	Limitation Years Beginning On or After July 1, 2007.

I.	Plan Does Not Have Immediately Commencing Straight Life Annuity Payable at Both Age 65 and the Age of Benefit Commencement. If the Annuity Starting Date for the Participant’s benefit is after age 65 and occurs in a Limitation Year beginning on or after July 1, 2007, and the Plan does not have an immediately commencing Straight Life Annuity payable at both age 65 and the age of benefit commencement, the Defined Benefit Dollar Limitation at the Participant’s Annuity Starting Date is the annual amount of a benefit payable in the form of a Straight Life Annuity commencing at the Participant’s Annuity Starting Date that is the actuarial equivalent of the Defined Benefit Dollar Limitation (adjusted under (1) above for Years of Participation less than ten, if required) with actuarial equivalence computed using a 5 percent interest rate assumption and the Applicable Mortality Table for that Annuity Starting Date (and expressing the Participant’s age based on completed calendar months as of the Annuity Starting Date).

II.	Plan Has Immediately Commencing Straight Life Annuity Payable at Both Age 65 and the Age of Benefit Commencement. If the Annuity Starting Date for the Participant’s benefit is after age 65 and occurs in a Limitation Year beginning on or after July 1, 2007, and the Plan has an immediately commencing Straight Life Annuity payable at both age 65 and the age of benefit commencement, the Defined Benefit Dollar Limitation at the Participant’s Annuity Starting Date is the lesser of the limitation determined under (2)(ii)B.I. above and the Defined Benefit Dollar Limitation (adjusted under (1) above for Years of Participation less than ten, if required) multiplied by the ratio of the annual amount of the adjusted immediately commencing Straight Life Annuity under the Plan at the Participant’s Annuity Starting Date to the annual amount of the adjusted immediately commencing Straight Life Annuity under the Plan at age 65, both determined without applying the limitations of this section. For this purpose, the adjusted immediately commencing Straight Life Annuity under the Plan at the Participant’s Annuity Starting Date is the annual amount of such annuity payable to the Participant, computed disregarding the Participant’s accruals after age 65 but including actuarial adjustments even if those actuarial adjustments are used to offset accruals; and the adjusted immediately commencing Straight Life Annuity under the Plan at age 65 is the annual amount of such annuity that would be payable under the Plan to a hypothetical Participant who is age 65 and has the same accrued benefit as the Participant.

(iii)

Notwithstanding the other requirements of this (2), in adjusting the Defined Benefit Dollar Limitation for the Participant’s Annuity Starting Date under (2)(i)A., (2)(i)B.I., (2)(ii)A., and (2)(ii)B.I. above, no adjustment shall be made to the Defined Benefit Dollar Limitation to reflect the probability of a Participant’s death between the Annuity Starting Date and age 62, or between age 65 and the Annuity Starting Date, as applicable, if benefits are not forfeited upon the death of the Participant prior to the Annuity Starting Date. To the extent benefits are forfeited upon death before the Annuity Starting Date, such an adjustment shall be made. For this purpose, no forfeiture shall be treated as occurring upon the Participant’s death if the Plan does not charge Participants for providing a qualified preretirement survivor annuity, as defined in Code Section 417(c), upon the Participant’s death.

(3)	Minimum benefits permitted: Notwithstanding anything else in this definition to the contrary, the benefit otherwise accrued or payable to a Participant under this Plan shall be deemed not to exceed the Maximum Permissible Benefit if:

(i)	the retirement benefits payable for a Limitation Year under any form of benefit with respect to such Participant under this Plan and under all other defined benefit plans (without regard to whether a plan has been terminated) ever maintained by the Employer do not exceed $10,000 multiplied by a fraction, (1) the numerator of which is the Participant’s number of Years of Service (or part thereof, but not less than one year) with the Employer (not to exceed ten), and (2) the denominator of which is 10; and

(ii)	the Employer (or a Predecessor Employer) has not at any time maintained a defined contribution plan in which the Participant participated (for this purpose, mandatory employee contributions under a defined benefit plan, individual medical benefit accounts under Code Section 401(h), and accounts for post-retirement medical benefits established under Code Section 419A(d)(1) are not considered a separate defined contribution plan).

(4)	Exception from compensation limit. For Limitation Years beginning on or after January 1, 2007, if the Plan is maintained by an organization described in Code Section 3121(w)(3)(A), the Defined Benefit Compensation Limit shall not apply except with respect to highly compensated benefits. For purposes of this item, the term “highly compensated benefits” means any benefits accrued by an Employee in any year on or after the first year in which such Employee is a highly compensated employee (as defined in Code Section 414(q)) of such organization. For purposes of applying the Defined Benefit Compensation Limit to highly compensated benefits, all benefits of the Employee otherwise taken into account (without regard to this item) shall be taken into account.

Predecessor Employer means, with respect to a Participant, a former employer if the Employer maintains a plan that provides a benefit which the Participant accrued while performing services for the former employer. Predecessor Employer also means, with respect to a Participant, a former entity that antedates the Employer if, under the facts and circumstances, the Employer constitutes a continuation of all or a portion of the trade or business of the former entity.

Severance from Employment means an employee has ceased to be an employee of the Employer maintaining the plan. An employee does not have a Severance from Employment if, in connection with a change of employment, the employee’s new employer maintains the plan with respect to the employee.

Straight Life Annuity means an annuity payable in equal installments for the life of the Participant that terminates upon the Participant’s death.

Year of Participation means one year (computed to fractional parts of a year) for each Plan Year for which the following conditions are met:

(1)	the Participant is credited with a Period of Service for benefit accrual purposes, and

(2)	the Participant is included as a Participant under the eligibility provisions of the Plan for at least one day of the Plan Year.

If these two conditions are met, the portion of a Year of Participation credited to the Participant shall equal the amount of Accrual Service credited to the Participant for such Plan Year. A Participant who is totally and permanently disabled within the meaning of Code Section 415(c)(3)(C)(i) for a Plan Year shall receive a Year of Participation with respect to that period. In addition, for a Participant to receive a Year of Participation (or part thereof) for a Plan Year, the Plan must be established no later than the last day of such Plan Year. In no event will more than one Year of Participation be credited for any 12-month period.

Year of Service means, for purposes of the definition of Maximum Permissible Benefit, one year (computed to fractional parts of a year) for each Plan Year for which the Participant is credited with a Period of Service for benefit accrual purposes, taking into account only service with the Employer or a Predecessor Employer.

(b)	The Annual Benefit otherwise payable to a Participant at any time will not exceed the Maximum Permissible Benefit. If the benefit the Participant would otherwise accrue in a Limitation Year would produce an Annual Benefit in excess of the Maximum Permissible Benefit, the benefit shall be limited (or the rate of accrual reduced) to a benefit that does not exceed the Maximum Permissible Benefit.

(c)	If the Participant is, or has ever been, a participant in another qualified defined benefit plan (without regard to whether the plan has been terminated) maintained by the Employer or a Predecessor Employer, the sum of the Participant’s Annual Benefits from all such plans may not exceed the Maximum Permissible Benefit. Where the Participant’s employer-provided benefits under all such defined benefit plans (determined as of the same age) would exceed the Maximum Permissible Benefit applicable at that age, the benefit shall be limited (or the rate of accrual reduced) in the plan most recently established to the extent necessary so that the sum of the Participant’s Annual Benefits from all such plan(s) does not exceed the Maximum Permissible Benefit.

(d)	The application of the provisions of this section shall not cause the Maximum Permissible Benefit for any Participant to be less than the Participant’s accrued benefit under all the defined benefit plans of the Employer or a Predecessor Employer as of the end of the last Limitation Year beginning before July 1, 2007 under the provisions of the plans that were both adopted and in effect before April 5, 2007. The preceding sentence applies only if the provisions of such defined benefit plans that were both adopted and in effect before April 5, 2007 satisfied the applicable requirements of statutory provisions, regulations, and other published guidance relating to Code Section 415 in effect as of the end of the last Limitation Year beginning before July 1, 2007, as described in section 1.415(a)-1(g)(4) of the regulations.

(e)	The limitations of this section shall be determined and applied taking into account the rules in (f) below.

(f)	Other Rules.

(1)

Benefits under Terminated Plans. If a defined benefit plan maintained by the Employer has terminated with sufficient assets for the payment of benefit liabilities of all plan participants and a participant in the plan has not yet commenced benefits under the plan, the benefits provided pursuant to the annuities purchased to provide the participant’s benefits under the terminated plan at each possible annuity starting date shall be taken into account in applying the limitations of this section. If there are not sufficient assets for the payment of all participants’ benefit liabilities, the benefits taken into account shall be the benefits that are actually provided to the participant under the terminated plan.

(2)	Benefits Transferred From the Plan. If a participant’s benefits under a defined benefit plan maintained by the Employer are transferred to another defined benefit plan maintained by the Employer and the transfer is not a transfer of distributable benefits pursuant to section 1.411(d)-4, Q&A-3(c) of the regulations, the transferred benefits are not treated as being provided under the transferor plan (but are taken into account as benefits provided under the transferee plan). If a participant’s benefits under a defined benefit plan maintained by the Employer are transferred to another defined benefit plan that is not maintained by the Employer and the transfer is not a transfer of distributable benefits pursuant to section 1.411(d)-4, Q&A-3(c), of the regulations, the transferred benefits are treated by the Employer’s plan as if such benefits were provided under annuities purchased to provide benefits under a plan maintained by the Employer that terminated immediately prior to the transfer with sufficient assets to pay all participants’ benefit liabilities under the plan. If a participant’s benefits under a defined benefit plan maintained by the Employer are transferred to another defined benefit plan in a transfer of distributable benefits pursuant to section 1.411(d)-4, Q&A-3(c), of the regulations, the amount transferred is treated as a benefit paid from the transferor plan.

(3)	Formerly Affiliated Plans of the Employer. A Formerly Affiliated Plan of the Employer shall be treated as a plan maintained by the Employer, but the Formerly Affiliated Plan shall be treated as if it had terminated immediately prior to the cessation of affiliation with sufficient assets to pay participants’ benefit liabilities under the plan and had purchased annuities to provide benefits.

(4)	Plans of a Predecessor Employer. If the Employer maintains a defined benefit plan that provides benefits accrued by a participant while performing services for a Predecessor Employer, the participant’s benefits under a plan maintained by a Predecessor Employer shall be treated as provided under a plan maintained by the Employer. However, for this purpose, the plan of the Predecessor Employer shall be treated as if it had terminated immediately prior to the event giving rise to the Predecessor Employer relationship with sufficient assets to pay participants’ benefit liabilities under the plan, and had purchased annuities to provide benefits; the Employer and the Predecessor Employer shall be treated as if they were a single employer immediately prior to such event and as unrelated employers immediately after the event; and if the event giving rise to the predecessor relationship is a benefit transfer, the transferred benefits shall be excluded in determining the benefits provided under the plan of the Predecessor Employer.

(5)	Special Rules. The limitations of this section shall be determined and applied taking into account the rules in section 1.415(f)-1(d), (e), and (h) of the regulations.

(6)	Aggregation with Multiemployer Plans.

(i)	If the Employer maintains a multiemployer plan, as defined in Code Section 414(f), and the multiemployer plan so provides, only the benefits under the multiemployer plan that are provided by the Employer shall be treated as benefits provided under a plan maintained by the Employer for purposes of this section.

(ii)	Effective for Limitation Years ending after December 31, 2001, a multiemployer plan shall be disregarded for purposes of applying the compensation limitation of the Defined Benefit Compensation Limitation definition and item (1) of the Maximum Permissible Benefit definition in subparagraph (a) above to a plan which is not a multiemployer plan.

SECTION 4.04—AMOUNT OF BENEFIT AT RETIREMENT.

The amount of retirement benefit to be provided under the Normal Form for an Active Participant on his Retirement Date shall be determined according to the provisions of this section. The monthly retirement benefit shall not decrease after the Participant’s Retirement Date due to any increase in Social Security benefits that occurs after he has a Severance from Employment.

Normal Retirement Date. An Active Participant’s retirement benefit on his Normal Retirement Date shall be equal to his Accrued Benefit on such date.

Early Retirement Date. An Active Participant’s retirement benefit on his Early Retirement Date shall be equal to his Accrued Benefit on such date, reduced by 5/12 of 1% for each month his Early Retirement Date precedes the date he attains age 62. Notwithstanding, an Active Participant’s benefit on his Early Retirement Date shall not be less than the Actuarial Equivalent of his Accrued Benefit on such date.

Late Retirement Date. An Active Participant’s retirement benefit on his Late Retirement Date shall be equal to the greatest of (a), (b), or (c) below:

(a)	His Accrued Benefit on his Late Retirement Date.

(b)	The Actuarial Equivalent of his Accrued Benefit on his Normal Retirement Date.

(c)	This (c) applies only to a Participant whose Late Retirement Date occurs after the April 1 following the calendar year in which he attains age 70 1/2 (January 1, 1997, if later). Such Participant’s retirement benefit will be adjusted to take into account the period after such date in which the Participant was not receiving his retirement benefit.

The amount in this (c) shall be equal to the Actuarial Equivalent of the retirement benefit that would have been paid on such date (determined as if his Late Retirement Date had occurred on such date).

If the Participant’s Late Retirement Date occurs after the first Yearly Date following such date, the amount in this (c) shall be equal to the Actuarial Equivalent of the retirement benefit that would have been paid on such Yearly Date.

The amount in this (c) shall be redetermined after each subsequent Yearly Date based on the Actuarial Equivalent of the retirement benefit that would have been paid on such Yearly Date (determined as if his Late Retirement Date has occurred on such Yearly Date).

Such greatest amount so determined applies to an Active Participant, who (i) is not a 5-percent owner, (ii) has attained age 70 1/2, and (iii) makes an election to defer commencement of his retirement benefit until the calendar year following the calendar year in which he retires, as provided in the REQUIRED MINIMUM DISTRIBUTIONS SECTION of Article VII.

An Active Participant’s retirement benefit under the Normal Form shall not be less than the greatest amount of benefit that would have been provided for him had he retired on any earlier Retirement Date.

The Participant’s retirement benefits shall be distributed to the Participant according to the distribution of benefits provisions of Article VI and the small amounts provisions of the SMALL AMOUNTS SECTION of Article X. The amount of payment under any form (other than the Normal Form) shall be determined as provided under the OPTIONAL FORMS OF DISTRIBUTION SECTION of Article VI.

SECTION 4.05—TEMPORARY LIMITATIONS OF BENEFITS.

Limitation of Benefits of Restricted Employees.

In the event of Plan termination, the benefit of any active or former Highly Compensated Employee is limited to a Benefit that is nondiscriminatory under Code Section 401(a)(4).

(a)	Definitions. For purposes of this section, the following terms are defined:

Restricted Employee means any Highly Compensated Employee or former Highly Compensated Employee who is one of the 25 nonexcludible employees and former employees of the Employer with the largest amount of Compensation in the current or any prior year.

Benefit includes, among other benefits, loans in excess of the amount set forth in Code Section 72(p)(2)(A), any periodic income, any withdrawal values payable to a living Employee or former Employee, and any death benefits not provided by insurance on the Employee’s life.

Restricted Amount means the excess of the amounts distributed to the Employee (accumulated with reasonable interest) over the amounts that could have been distributed to the Employee under a straight life annuity described above (accumulated with reasonable interest).

(b)	In any year, the payment of Benefits to or on behalf of a Restricted Employee shall not exceed an amount equal to the payments that would be made to or on behalf of the Restricted Employee in that year under

(1)	a straight life annuity that is the Actuarial Equivalent of the Accrued Benefit and other Benefits to which the Restricted Employee is entitled under the Plan (other than a Social Security supplement), and

(2)	the amount of the payments that the Restricted Employee is entitled to receive under a Social Security supplement, if any.

The preceding paragraph shall not apply if:

(3)	after payment of the Benefit to a Restricted Employee, the value of plan assets equals or exceeds 110 percent of the value of current liabilities, as defined in Code Section 412(l)(7),

(4)	the value of the Benefits for a Restricted Employee is less than one percent of the value of current liabilities before distribution, or

(5)	the value of the Benefits payable to or on behalf of the Restricted Employee does not exceed $5,000 or if larger, the amount described in Code Section 411(a)(11)(A).

(c)	An Employee’s otherwise restricted Benefit may be distributed in full to the affected Employee if prior to receipt of the Restricted Amount, the Employee enters into a written agreement with the Plan Administrator to secure repayment to the Plan of the Restricted Amount. The Employee may secure repayment of the Restricted Amount upon distribution by:

(1)	entering into an agreement for promptly depositing in escrow with an acceptable depositary property having a fair market value equal to at least 125 percent of the Restricted Amount,

(2)	providing a bank letter of credit in an amount equal to at least 100 percent of the Restricted Amount, or

(3)	posting a bond equal to at least 100 percent of the Restricted Amount.

If the Employee elects to post bond, the bond will be furnished by an insurance company, bonding company or other surety for federal bonds.

The escrow arrangement may provide that the Employee may withdraw amounts in excess of 125 percent of the Restricted Amount. If the market value of the property in an escrow account falls below 110 percent of the remaining Restricted Amount, the Employee must deposit additional property to bring the value of the property held by the depositary up to 125 percent of the Restricted Amount. The escrow arrangement may provide that the Employee may have the right to receive any income from the property placed in escrow, subject to the Employee’s obligation to deposit additional property, as set forth in the preceding sentence.

A surety or bank may release any liability on a bond or letter of credit in excess of 100 percent of the Restricted Amount.

If the Plan Administrator certifies to the depositary, surety or bank that the Employee (or his estate) is no longer obligated to repay any Restricted Amount, a depositary may redeliver to the Employee any property held under an escrow agreement, and a surety or bank may release any liability on an Employee’s bond or letter of credit.

Any reasonable and consistent method may be used for determining the value of current liabilities and the value of plan assets.

Limitation of Benefits When Funding Target Not Met.

(a)	Funding-Based Limitation on Shutdown Benefits and other Unpredictable Contingent Event Benefits.

(1)	In general. If a Participant is entitled to an “Unpredictable contingent event benefit” payable with respect to any event occurring during any Plan Year, then such benefit may not be provided if the “adjusted funding target attainment percentage” for such Plan Year (A) is less than 60% or, (B) would be less than 60% taking into account such occurrence.

(2)	Exemption. Paragraph (1) shall cease to apply with respect to any Plan Year effective as of the first day of the Plan Year, upon payment by the Employer of a contribution (in addition to any minimum required contribution under Code Section 430) equal to

(A)	in the case of (a)(1)(A) above, the amount of the increase in the funding target of the Plan (under Code Section 430) for the Plan Year attributable to the occurrence referred to in paragraph (1), and

(B)	in the case of (a)(1)(B) above, the amount sufficient to result in an “adjusted funding target attainment percentage” of 60%.

(3)	Unpredictable contingent event benefit. For purposes of this subsection, the term “unpredictable contingent event benefit” means any benefit payable solely by reason of:

(A)	a plant shutdown (or similar event, as determined by the Secretary of the Treasury), or

(B)	an event other than the attainment of any age, performance of any service, receipt or derivation of any compensation, or occurrence of death or disability.

(b)	Limitations on Plan Amendments Increasing Liability for Benefits.

(1)	In general. No amendment which has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable may take effect during any Plan Year if the “adjusted funding target attainment percentage” for such Plan Year is:

(A)	less than 80%, or

(B)	would be less than 80% taking into account such amendment.

(2)	Exemption. Paragraph (b)(1) above shall cease to apply with respect to any Plan Year, effective as of the first day of the Plan Year (or if later, the effective date of the amendment), upon payment by the Employer of a contribution (in addition to any minimum required contribution under Code Section 430) equal to

(A)	in the case of paragraph (b)(1)(A) above, the amount of the increase in the funding target of the Plan (under Code Section 430) for the Plan Year attributable to the amendment, and

(B)	in the case of paragraph (b)(1)(B) above, the amount sufficient to result in an “adjusted funding target attainment percentage” of 80%.

(3)	Exemption for certain benefit increases. Paragraph (1) shall not apply to any amendment which provides for an increase in benefits under a formula which is not based on a Participant’s compensation, but only if the rate of such increase is not in excess of the contemporaneous rate of increase in average wages of Participants covered by the amendment. Further, any mandatory increase in vesting of benefits necessary to enable the Plan to continue to satisfy requirements for a qualified plan under the Code or ERISA does not constitute an amendment that changes the rate at which benefits become nonforfeitable for purposes of Code Section 436(c) and its regulations thereunder.

(c)	Limitations on Accelerated Benefit Distributions.

(1)	Funding percentage less than 60%. If the Plan’s “adjusted funding target attainment percentage” for a Plan Year is less than 60%, then the Plan may not pay any “prohibited payment” after the valuation date for the Plan Year.

(2)

Bankruptcy. During any period in which the Employer is a debtor in a case under Title 11, United States Code, or similar Federal or State law, the Plan may not pay any “prohibited payment.” The preceding sentence shall not apply on or after the date on which the enrolled actuary of the

Plan certifies that the “adjusted funding target attainment percentage” of the Plan is not less tan 100%.

(3)	Limited payment if funding percentage at least 60% but less than 80%.

(A)	In general. If the Plan’s “adjusted funding target attainment percentage” for a Plan Year is 60% or greater but less than 80%, then the Plan may not pay any “prohibited payment” after the valuation date for the Plan Year to the extent the amount of the payment exceeds the lesser of:

(i)	50% of the amount of the payment which could be made without regard to this subsection, or

(ii)	the present value (determined under guidance prescribed by the Pension Benefit Guaranty Corporation), using the interest and mortality assumptions under Code Section 417(e) of the maximum guarantee with respect to the Participant under ERISA Section 4022.

(B)	One-time application.

(i)	In general. Only one “prohibited payment” meeting the requirements of subparagraph (A) may be made with respect to any Participant during any period of consecutive Plan Years to which the limitations under either paragraph (1) or (2) or this paragraph applies.

(ii)	Treatment of beneficiaries. For purposes of this subparagraph, a Participant and any Beneficiary (including an alternate payee), as defined in Code Section 414(p)(8)) shall be treated as one Participant. If the Accrued Benefit of a Participant is allocated to such an alternate payee and one or more other persons, the amount under subparagraph (A) shall be allocated among such persons in the same manner as the Accrued Benefit is allocated unless the qualified domestic relations order (as defined in Code Section 414 (p)(1)(A)) provides otherwise.

(4)	Exceptions. This subsection shall not apply for any Plan Year if the terms of the Plan (as in effect for the period beginning on September 1, 2005, and ending with such Plan Year) provide for no benefit accruals with respect to any Participant during such period. In addition, the limitations of Code Section 436(d) and its underlying regulations do not apply to prohibited payments that are made to carry of the termination of the Plan in accordance with applicable law.

(5)	“Prohibited payment.” For purposes of this subsection, the term “prohibited payment” means:

(A)	any payment, in excess of the monthly amount paid under a single life annuity (plus any Social Security supplements described in the last sentence of Code Section 411(a)(9)), to a Participant or Beneficiary whose Annuity Starting Date occurs during any period a limitation under paragraph (1) or (2) is in effect,

(B)	any payment for the purchase of an irrevocable commitment from an Insurer to pay benefits, and

(C)	any other payment specified by the Secretary by Regulations.

Such term shall not include the payment of a benefit which under Code Section 411(a)(11) may be immediately distributed without the consent of the Participant. In the case of a Beneficiary that is not an individual, the amount that is a prohibited payment is determined by substituting for the amount in Treasury Regulation Section 1.436-1(j)(1)(i)(A) the monthly amount payable in installments over 240 months that is actuarially equivalent to the benefit payable to the Beneficiary.

(6)	If an optional form of benefit otherwise available under the Plan is not available as of the Participant’s Annuity Starting Date because of the application of Treasury Regulation Section 1.436-1(d)(3)(i), then the Plan shall permit the Participant (or Beneficiary) to elect to either:

(A)	Receive the unrestricted portion of that optional form of benefit (determined under Treasury Regulation Section 1.436-1(d)(3)(iii)(D)) at that Annuity Starting Date, determined by treating the unrestricted portion of the benefit as if it were the Participant’s (or Beneficiary’s) entire benefit under the Plan, with the remainder of the restricted portion of the Participant’s (or Beneficiary’s) benefits under the Plan payable in any optional form of benefit at that Annuity Starting Date otherwise available under the Plan that would not have included a prohibited payment if that optional form applied to the Participant’s (or Beneficiary’s) entire benefit; or

(B)	Commence benefits with respect to the Participant’s (or Beneficiary’s) entire benefit under the Plan in any other optional form of benefit available under the Plan at the same Annuity Starting Date that satisfies Treasury Regulation Section 1.436-1(d)(3)(i); or

(C)	Defer commencement of the benefit payments to the extent described in Treasury Regulation Section 1.436-1(d)(5).

(d)	Limitation on Benefit Accruals for Plans with Severe Funding Shortfalls.

(1)	In general. If the Plan’s “adjusted funding target attainment percentage” for a Plan Year is less than 60%, benefit accruals under the Plan shall cease as of the valuation date for the Plan Year.

(2)	Exemption. Paragraph (1) shall cease to apply with respect to any Plan Year, effective as of the first day of the Plan Year, upon payment by the Employer of a contribution (in addition to any minimum required contribution under Code Section 430) equal to the amount sufficient to result in an “adjusted funding target attainment percentage” of 60%.

(3)	Temporary modification of limitation. In the case of the first Plan Year beginning during the period beginning on October 1, 2008, and ending on September 30, 2009, the provisions of (e)(1) above shall be applied by substituting the Plan’s “adjusted funding target attainment percentage” for the preceding Plan Year for such percentage for such Plan Year, but only if the “adjusted funding target attainment percentage” for the preceding year is greater.

(e)	Rules Relating to Contributions Required to Avoid Benefit Limitations.

(1)	Security may be provided.

(A)	In general. For purposes of this section, the “adjusted funding target attainment percentage” shall be determined by treating as an asset of the Plan any security provided by the Employer in a form meeting the requirements of subparagraph (B).

(B)	Form of security. The security required under subparagraph (A) shall consist of:

(i)	a bond issued by a corporate surety company that is an acceptable surety for purposes of ERISA Section 412,

(ii)	cash, or United States obligations which mature in three years or less, held in escrow by a bank or similar financial institution, or

(iii)	such other form of security as is satisfactory to the Secretary and the parties involved.

(C)	Enforcement. Any security provided under subparagraph (A) may be perfected and enforced at any time after the earlier of:

(i)	the date on which the Plan terminates,

(ii)	if there is a failure to make a payment of the minimum required contribution for any Plan Year beginning after the security is provided, the due date for the payment under section 430(j), or

(iii)	if the “adjusted funding target attainment percentage” is less than 60% for a consecutive period of seven years, the valuation date for the last year in the period.

(D)	Release of security. The security shall be released (and any amounts thereunder shall be refunded together with any interest accrued thereon) at such time as the Secretary may prescribe in Regulations, including Regulations for partial releases of the security by reason of increases in the “adjusted funding target attainment percentage.”

(2)	Prefunding balance or funding standard carryover balance may not be used. No prefunding balance or funding standard carryover balance under Code Section 430(f) may be used under subsection (a), (b), or (d) to satisfy any contribution an Employer may make under any such subsection to avoid or terminate the application of any limitation under such subsection. The plan sponsor may, however, reduce such balances in order to increase the “adjusted funding target attainment percentage” for the Plan Year.

(3)	Deemed reduction of funding balances:

(A)	In general. Subject to subparagraph (C), in any case in which a benefit limitation under subsection (a), (b), (c), or (d) would (but for this subparagraph and determined without regard to subsection (a)(2), (b)(2), or (d)(2)) apply to such Plan for the Plan Year, the Employer shall be treated for purposes of this title as having made an election under Code Section 430(f) to reduce the prefunding balance or funding standard carryover balance by such amount as is necessary for such benefit limitation to not apply to the Plan for such Plan Year.

(B)	Exception for insufficient funding balances. Subparagraph (A) shall not apply with respect to a benefit limitation for any Plan Year if the application of subparagraph (A) would not result in the benefit limitation not applying for such Plan Year.

(f)	Presumed Underfunding for Purposes of Benefit Limitations.

(1)	Presumption of continued underfunding. In any case in which a benefit limitation under subsection (a), (b), (c), or (d) has been applied to a Plan with respect to the Plan Year preceding the current Plan Year, the “adjusted funding target attainment percentage” of the Plan for the current Plan Year shall be presumed to be equal to the “adjusted funding target attainment percentage” of the Plan for the preceding Plan Year until the enrolled actuary of the Plan certifies the actual “adjusted funding target attainment percentage” of the Plan for the current Plan Year.

(2)	Presumption of underfunding after 10th month. In any case in which no certification of the “adjusted funding target attainment percentage” for the current Plan Year is made with respect to the Plan before the first day of the 10th month of such year, for purposes of subsections (a), (b), (c), and (d), such first day shall be deemed, for purposes of such subsection, to be the valuation date of the Plan for the current Plan Year and the Plan’s “adjusted funding target attainment percentage” shall be conclusively presumed to be less than 60% as of such first day.

(3)	Presumption of underfunding after 4th month for nearly underfunded plans. In any case in which:

(A)	a benefit limitation under subsection (a), (b), (c), or (d) did not apply to a Plan with respect to the Plan Year preceding the current Plan Year, but the “adjusted funding target attainment percentage” of the Plan for such preceding Plan Year was not more than ten percentage points greater than the percentage which would have caused such subsection to apply to the Plan with respect to such preceding Plan Year, and

(B)	as of the first day of the 4th month of the current Plan Year, the enrolled actuary of the Plan has not certified the actual “adjusted funding target attainment percentage” of the Plan for the current Plan Year, until the enrolled actuary so certifies, such first day shall be deemed, for purposes of such subsection, to be the valuation date of the Plan for the current Plan Year and the “adjusted funding target attainment percentage” of the Plan as of such first day shall, for purposes of such subsection, be presumed to be equal to ten percentage points less than the “adjusted funding target attainment percentage” of the Plan for such preceding Plan Year.

(g)	Treatment of Plan as of Close of Prohibited or Cessation Period. The following provisions apply for purposes of applying this Section.

(1)	Operation of Plan after period. Unless otherwise elected, payments and accruals will resume effective as of the day following the close of the period for which any limitation of payment or accrual of benefits under subsection (c) or (d) applies.

(2)	Treatment of affected benefits. Nothing in this subsection shall be construed as affecting the Plan’s treatment of benefits which would have been paid or accrued but for this Section.

(3)	Resumption of prohibited payments. After the close of a prohibited or cessation period, the limitations no longer apply on prohibited payments under the Plan for any benefits with Annuity Starting Dates on and after the close of such prohibited or cessation period.

(4)

Restoration of options and missed benefit accruals. Upon the close of a prohibited or cessation period, the Plan may, but is not required, to adopt a Plan amendment to provide Participants who had an Annuity Starting Date within the prohibited or cessation period that affected the Participant’s benefit election with the opportunity to make a new election under which the form of benefit previously elected is modified, subject to applicable qualification requirements, Code

Section 436 requirements, and provided that no new election shall provide any additional accrued benefit than previously accrued at the original benefit election date.

(5)	Restoration of shutdown and other unpredictable continent event benefits. If unpredictable contingent event benefit with respect to an unpredictable contingent event that occurs during a Plan Year are not permitted to be paid after the occurrence of the event because of the limitations of Code Section 436(b) and its Regulations, but are permitted to be paid later in the Plan Year as a result of an additional contribution pursuant to Code Section 436 and its Regulations or pursuant to the enrolled actuary’s certification that satisfies Regulation 1.436-1(g)(5)(ii)(B), then those unpredictable contingent event benefits shall become automatically payable, retroactive to the period those benefits would have been payable under the terms of the Plan (other than Plan terms implementing the requirements of Code Section 436(b)). If such benefits do not become payable in the Plan Year in accordance with the prior sentence, then the Plan is treated as if it does not provide those benefits. Notwithstanding the foregoing, all or any portion of those benefits can be restored pursuant to a Plan amendment that meets the requirements of Code Section 436(c) and its Regulations and other applicable qualification requirements and provided that such Plan amendment shall provide any additional accrued benefit than the previously accrued benefits at the original unpredictable contingent event.

(6)	Restoration of Plan Amendment. If a Plan amendment does not take effect as of the effective date of that amendment because of the limitations of Code Section 435(c) and its Regulations, but is permitted to take effect later in the Plan Year as a result of an additional contribution pursuant to Code Section 436 and its Regulations or pursuant to the enrolled actuary’s certification that satisfies Regulation 1.436-1(g)(5)(ii)(B), then the Plan amendment shall automatically take effect as of the first day of the Plan Year (or, if later, the original effective date of that amendment). If that Plan amendment cannot take effect during the Plan Year, then it shall be treated as if it were never adopted, unless the Plan amendment provides otherwise.

(h)	Definitions.

(1)	The term “funding target attainment percentage” has the same meaning given such term by Code Section 430(d)(2), except as otherwise provided herein. However, in the case of Plan Years beginning in 2008, the “funding target attainment percentage” for the preceding Plan Year may be determined using such methods of estimation as the Secretary may provide.

(2)	The term “adjusted funding target attainment percentage” means the “funding target attainment percentage” which is determined under paragraph (1) by increasing each of the amounts under subparagraphs (A) and (B) of Code Section 430(d)(2) by the aggregate amount of purchases of annuities for employees other than highly compensated employees (as defined in Code Section 414(q)) which were made by the Plan during the preceding two Plan Years.

(3)	Application to plans which are fully funded without regard to reductions for funding balances.

(A)	In general. In the case of a Plan for any Plan Year, if the “funding target attainment percentage” is 100% or more (determined without regard to the reduction in the value of assets under Code Section 430(f)(4)), the “funding target attainment percentage” for purposes of paragraphs (1) and (2) shall be determined without regard to such reduction.

(B)	Transition rule. Subparagraph (A) shall be applied to Plan Years beginning after 2007 and before 2011 by substituting for “100%” the applicable percentage determine in accordance with the following table:

In the case of a Plan Year beginning in calendar year:	The applicable percentage is:
2008	92%
2009	94%
2010	96%

(C)	Subparagraph (B) shall not apply with respect to any Plan Year beginning after 2008 unless the “funding target attainment percentage” (determined without regard to the reduction in the value of assets under Code Section 430(f)(4)) of the Plan for each preceding Plan Year beginning after 2007 was not less than the applicable percentage with respect to such preceding Plan Year determined under subparagraph (B).

(4)	The term “annuity starting date” means, as applicable:

(A)	The first day of the first period for which an amount is payable as an annuity as described in section 417(f)(2)(A)(i);

(B)	In the case of a benefit not payable in the form of an annuity, the annuity starting date is the annuity starting date for the Qualified Joint and Survivor Annuity that is payable under the Plan at the same time as the benefit that is not payable as an annuity;

(C)	In the case of an amount payable under a retroactive annuity starting date, if applicable, the benefit commencement date (instead of the date determined under Treasury Regulation Section 1.436-1(j)(2)(i)(A) and (B));

(D)	The date of the purchase of an irrevocable commitment from an insurer to pay benefits under the Plan; and

(E)	The date of any transfer to another plan described in Treasury Regulation Section 1.436-1(j)(6)(i)(C).

Special rule for beneficiaries. If a Participant commences benefits at any Annuity Starting Date (as defined in Treasury Regulation Section 1.436-1(j)(2)(i)) and, after the death of the Participant, payments continue to a Beneficiary, the Annuity Starting Date for the payments to the Participant constitutes the Annuity Starting Date for payments to the Beneficiary, except that a new Annuity Starting Date occurs (determined by applying Treasury Regulation Sections 1.436-1(j)(2)(i)(A), (B), and (C) to the payments to the Beneficiary) if the amounts payable to all Beneficiaries of the Participant in the aggregate at any future date can exceed the monthly amount that would have been paid to the Participant had he not died.

The benefit payment limitations stated above shall not supersede the limitations found in the Limitation of Benefits of Restricted Employees of this section of the Plan.

SECTION 4.06—BENEFITS UPON REEMPLOYMENT AFTER RETIREMENT DATE: SUSPENSION.

A retired Participant who is receiving monthly retirement income payments under the Plan shall have his monthly retirement income payments suspended for each calendar month in which he performs 83 or more Hours of Service. Such suspension shall not occur if termination of the Plan has occurred.

Such Participant shall be notified, by personal delivery or first class mail, during the first calendar month in which benefits are suspended. Such notification will contain (i) specific reasons for the suspension, (ii) a summary of the Plan’s suspension provisions, (iii) a copy of the Plan’s suspension provisions, (iv) a statement to the effect that applicable Department of Labor regulations may be found in §2530.203-3 of the Code of Federal Regulations, and (v) the procedure for requesting a review of the suspension. If an offset will be applied as provided below, the notification to the Participant will tell him the months to which the offset applies, how much the offset is, and how the offset will be applied.

If the Participant is not notified in the first month in which payments are to be suspended, those payments for months before the notification shall not be suspended, but will be an offset when payments resume. When payments resume, each monthly payment will be reduced by the lesser of (i) 25 percent, or (ii) the amount of the remaining offset; provided, however, the 25 percent limitation does not apply to the initial monthly payment.

Payments will resume no later than the earlier of (i) the first day of the third calendar month after the calendar month in which the Participant performs less than 83 Hours of Service or (ii) the date termination of the Plan occurs. The first payment will include suspended payments for prior months in which the Participant performed less than 83 Hours of Service, but may be offset as provided above.

The Participant may request a review of any suspension or may request a determination of whether specific employment would result in payments being suspended. The procedure for these requests shall be the same as the procedures used for claims as provided in the CLAIM PROCEDURES SECTION of Article IX.

Suspension of payments shall not otherwise affect the amount or form of benefit payable to the Participant. If the Participant dies while payments are suspended, any death benefit shall be determined by the form of benefit in effect on his earlier Retirement Date, and shall be payable according to the provisions of this article. For purposes of determining any death benefits, suspended payments shall be treated as though they had been paid to the Participant. If monthly payments are to be continued to a Beneficiary or Contingent Annuitant, any offset shall be applied.

If such Participant again becomes an Active Participant, his Accrued Benefit under the Plan as of his subsequent Retirement Date shall be redetermined in accordance with the ACCRUED BENEFIT SECTION of Article IV. Monthly retirement income payments beginning on such subsequent Retirement Date shall be adjusted for payments previously received.

If the later of the adoption date or the effective date of any amendment to the Plan adding or changing suspension of benefit provisions is on or after June 7, 2004, new or changed suspension provisions shall only apply to Employees who commence participation in the Plan on or after the later of the adoption date or effective date of such amendment. If the amendment changes the suspension provisions, the suspension provisions that apply to Employees who commenced participation in the Plan before such later date shall be the provisions that were in effect under the Plan immediately before such change.

ARTICLE V

OTHER BENEFITS

SECTION 5.01—DEATH BENEFITS.

The provisions of this section shall apply on or after August 23, 1984, to any Participant who is credited with at least one Hour of Service or one hour of paid leave on or after such date, and to such other Participants as provided in the TRANSITIONAL RULES SECTION of Article VI.

If a Participant dies before his Annuity Starting Date, death benefits shall be determined under subsections (a) and (b) below. The distribution of death benefits shall be subject to the distribution of benefits provisions of Article VI and the provisions of the SMALL AMOUNTS SECTION of Article X.

(a)	Qualified Preretirement Survivor Annuity:

A Qualified Preretirement Survivor Annuity shall be payable if the following requirements are met:

(1)	The Participant is survived by a spouse on the date he dies.

(2)	The Participant’s Vesting Percentage on the date of his death was greater than zero.

If the requirements above are met on the date the Participant dies, a Qualified Preretirement Survivor Annuity shall be payable on the earliest date on or after the date of his death on which he could have elected to retire if he had a Severance from Employment on the date of his death (the date he last had a Severance from Employment, if earlier) and survived to retire. The spouse may elect to start benefits on any later first day of the month. If the spouse chooses to start benefits later, the Qualified Preretirement Survivor Annuity shall be the Actuarial Equivalent of the Qualified Preretirement Survivor Annuity that would have been payable on the date the Qualified Preretirement Survivor Annuity would otherwise have been payable. Benefits must start by the date the Participant would have been age 70 1/2. If the spouse dies before the Qualified Preretirement Survivor Annuity starts, the only death benefit payable from the Participant’s Accrued Benefit is that provided in (b) below.

If a single sum death benefit would otherwise be payable in (b) below, the monthly benefit payable to the spouse under the Qualified Preretirement Survivor Annuity on the date the Qualified Preretirement Survivor Annuity first becomes payable shall not be less than the Qualified Preretirement Survivor Annuity that is the Actuarial Equivalent of the single sum death benefit on that date.

If the Participant waives the Qualified Preretirement Survivor Annuity, according to the provisions of the ELECTION PROCEDURES SECTION of Article VI, by electing to have the single sum death benefit in (b) below paid to his Beneficiary after the requirements above are met or if the spouse waives the Qualified Preretirement Survivor Annuity, according to the ELECTION PROCEDURES SECTION of Article VI, by electing to have the single sum death benefit in (b) below paid to himself as Beneficiary after the requirements above are met, the Qualified Preretirement Survivor Annuity on the date the Qualified Preretirement Survivor Annuity first becomes payable shall be reduced. The amount of the reduction shall be equal to the Qualified

Preretirement Survivor Annuity that is the Actuarial Equivalent of what would have been the single sum death benefit on that date.

(b)	Single sum death benefit:

If the requirements in subsection (a) above have not been met on the date an Active Participant dies, a single sum death benefit shall be payable to the Participant’s Beneficiary. On and after January 1, 2007, a Participant performing Qualified Military Service is considered to be an Active Participant for purposes of this subsection. The single sum death benefit shall be equal the Participant’s Vested Cash Balance Account as of the date of his death. If the requirements of subsection (a) above have been met on the date such Participant dies and the Qualified Preretirement Survivor Annuity has not been waived, but the Participant’s spouse dies before the Qualified Preretirement Survivor Annuity starts, the Present Value of the Qualified Preretirement Survivor Annuity, determined as of the date of the spouse’s death, shall be paid to the spouse’s Beneficiary.

Before a single sum death benefit will be paid on account of the death of a Participant who would have met all the requirements in (a) above if he had a spouse on the date of his death, it must be established to the satisfaction of a plan representative that there is no spouse.

If a Participant dies on or after his Normal Retirement Date and before his Annuity Starting Date, the death benefit shall be payable in like manner as provided under (a) and (b) above.

Any death benefit after a Participant’s Annuity Starting Date will be determined by the form of retirement benefit in effect on such date.

SECTION 5.02—VESTED BENEFITS.

A Participant who becomes an Inactive Participant before retirement or death (and, if applicable, before the date a disability payment begins under the DISABILITY BENEFITS SECTION of this article) will be entitled to one of the following vested benefits whichever is applicable. Any distribution of vested benefits shall be a retirement benefit and shall be subject to the distribution of benefits provisions of Article VI and the provisions of the SMALL AMOUNTS SECTION of Article X.

(a)	A deferred monthly retirement benefit under the Normal Form to begin on his Normal Retirement Date. The deferred retirement benefit will be equal to the product of (1) and (2):

(1)	The Participant’s Accrued Benefit on the day before he became an Inactive Participant.

(2)	The Participant’s Vesting Percentage on the date he had a Severance from Employment.

(b)	A deferred monthly retirement benefit under the Normal Form to begin on his Early Retirement Date. The deferred retirement benefit shall be equal to the amount under (a) above reduced by 5/12 of 1% for each month his Early Retirement Date precedes his Normal Retirement Date. Notwithstanding, an Inactive Participant’s deferred monthly retirement benefit on his Early Retirement Date shall not be less than the Actuarial Equivalent of the amount under (a) above.

(c)	A deferred monthly retirement benefit under the Normal Form to begin on his Late Retirement Date. The deferred retirement benefit shall be determined as follows:

(1)	For a Participant who became an Inactive Participant on or before his Normal Retirement Date, an amount equal to the Actuarial Equivalent of the amount under (a) above.

(2)	For a Participant who became an Inactive Participant after his Normal Retirement Date, an amount equal to the greater of (i) or (ii) below:

(i)	The Participant’s Accrued Benefit on the day before the date he became an Inactive Participant.

(ii)	The Actuarial Equivalent of his Accrued Benefit on his Normal Retirement Date.

Provided, however, for an Inactive Participant whose Late Retirement Date occurs after the April 1 following the calendar year in which he attains age 70 1/2 (January 1, 1997, if later), such Participant’s deferred monthly retirement benefit determined in (1) or (2) above, whichever applies, shall be adjusted as provided in paragraph (c) relating to Late Retirement Date in the AMOUNT OF BENEFIT AT RETIREMENT SECTION of Article IV.

The amount of payment under any form (other than the Normal Form) shall be determined as provided under the OPTIONAL FORMS OF DISTRIBUTION SECTION of Article VI. After the Participant has a Severance from Employment, the deferred retirement benefit shall not decrease because of any post-separation Social Security benefit increase. If he again becomes an Active Participant, such a decrease shall also not apply to any deferred retirement benefit to which he was entitled before his Reentry Date.

The Participant may elect to receive a single sum payment at any time after he has a Severance from Employment and before his Retirement Date, provided he has not reached Early Retirement Age and he has not again become an Employee. If the Participant has reached Early Retirement Age and has not again become an Employee, he may elect to receive a single sum payment by electing an Early Retirement Date and choosing a single sum payment form of distribution. The single sum benefit shall be equal to the Participant’s Vested Cash Balance Account. The Participant can elect to have an immediate annuity paid to him instead of the single sum payment. The immediate annuity payable under the Normal Form shall be the Actuarial Equivalent of the deferred monthly retirement benefit the Participant would be entitled to on his Normal Retirement Date payable under the Normal Form. The amount of payment under any form (other than the Normal Form) shall be determined as provided in the OPTIONAL FORMS OF DISTRIBUTION SECTION of Article VI. The Participant’s election shall be subject to the requirements in the ELECTION PROCEDURES SECTION of Article VI for a qualified election of a retirement benefit payable in a form other than a Qualified Joint and Survivor Annuity. Such payment shall result in all of his Accrued Benefit being disregarded. See the DISREGARD OF ACCRUED BENEFIT SECTION of Article IV.

If the Participant dies before his Annuity Starting Date, death benefits shall be distributed according to the provisions of the DEATH BENEFITS SECTION of this article.

SECTION 5.03—DISABILITY BENEFITS.

If an Active Participant becomes disabled (and such disability is determined to meet the definition of disability under the Employer’s disability program) before his Retirement Date (Normal Retirement Date, if earlier), a disability benefit shall be payable to him.

The disability benefit payable to a Participant who meets the requirements above is an amount equal to his Vested Cash Balance Account on date he becomes disabled.

The Participant may (i) elect to receive his Cash Balance Account in a single sum payment or (ii) elect to defer payment of his Cash Balance Account until any later date, but no later than his Normal Retirement Date. Any election to receive a single sum payment shall be subject to the requirements in the ELECTION PROCEDURES SECTION of Article VI for a qualified election of a retirement benefit payable in a form other than a Qualified Joint and Survivor Annuity. A Participant who elects to defer payment of his Cash Balance Account shall continue to receive Interest Credits until his benefit is distributed.

In lieu of the single sum payment, the Participant may elect to receive an immediate monthly annuity under any one of the optional forms available in the OPTIONAL FORMS OF DISTRIBUTION SECTION of Article VI, equal to his Cash Balance Account on the day before his monthly disability benefit begins. The Participant’s Cash Balance Account shall be converted to the Normal Form as provided in the definition of Actuarial Equivalent in the DEFINITIONS SECTION of Article I.

SECTION 5.04—DISTRIBUTIONS UNDER QUALIFIED DOMESTIC RELATIONS ORDERS.

The Plan specifically permits distributions to an Alternate Payee under a qualified domestic relations order as defined in Code Section 414(p), at any time, irrespective of whether the Participant has attained his earliest retirement age, as defined in Code Section 414(p), under the Plan. A distribution to an Alternate Payee before the Participant has attained his earliest retirement age is available only if the order specifies that distribution shall be made prior to the earliest retirement age or allows the Alternate Payee to elect a distribution prior to the earliest retirement age.

Nothing in this section shall permit a Participant to receive a distribution at a time otherwise not permitted under the Plan nor shall it permit the Alternate Payee to receive a form of payment not permitted under the Plan.

The benefit payable to an Alternate Payee shall be subject to the provisions of the SMALL AMOUNTS SECTION of Article X if the Present Value of the benefit does not exceed $5,000.

The Plan Administrator shall establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Plan Administrator shall promptly notify the Participant and each Alternate Payee named in the order, in writing, of the receipt of the order and the Plan’s procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Plan Administrator shall determine the qualified status of the order and shall notify the Participant and each Alternate Payee, in writing, of its determination. The Plan Administrator shall provide notice under this paragraph by mailing to the individual’s address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations. The Plan Administrator may treat as qualified any domestic relations order entered before January 1, 1985, irrespective of whether it satisfies all the requirements described in Code Section 414(p).

If any portion of the Participant’s Vested Accrued Benefit is payable during the period the Plan Administrator is making its determination of the qualified status of the domestic relations order, a separate accounting shall be made of the amount payable. If the Plan Administrator determines the order is a qualified domestic relations order within 18 months of the date amounts are first payable following receipt of the order, the payable amounts shall be distributed in accordance with the order. If the Plan Administrator does not make its determination of the qualified status of the order within the 18-month determination period, the payable amounts shall be distributed in the manner the Plan would distribute if the order did not exist and the order shall apply prospectively if the Plan Administrator later determines the order is a qualified domestic relations order.

The Plan shall make payments or distributions required under this section by separate benefit checks or other separate distribution to the Alternate Payee(s).

ARTICLE VI

WHEN BENEFITS START AND DISTRIBUTION OF

BENEFITS

The provisions of this article shall apply to any Participant who is credited with at least one Hour of Service with the Employer on or after August 23, 1984, and to such other Participants as provided in the TRANSITIONAL RULES SECTION of this article.

SECTION 6.01—WHEN BENEFITS START.

Unless otherwise elected, benefits shall begin before the sixtieth day following the close of the Plan Year in which the latest date below occurs:

(a)	The date the Participant attains age 65 (or Normal Retirement Age, if earlier).

(b)	The tenth anniversary of the Participant’s Entry Date.

(c)	The date the Participant terminates service with the Employer.

Notwithstanding the foregoing, the failure of a Participant and spouse to consent to a distribution while a benefit is immediately distributable, within the meaning of the ELECTION PROCEDURES SECTION of this article, shall be deemed to be an election to defer the start of benefits sufficient to satisfy this section.

Benefits shall begin on an earlier date if otherwise provided in the Plan. For example, the Participant’s Retirement Date or Required Beginning Date, as defined in the DEFINITIONS SECTION of Article VII.

If as a result of actuarial increases to the benefit of a Participant who delays commencement of benefits beyond Normal Retirement Age the Accrued Benefit of such Participant would exceed the limitations under the BENEFIT LIMITATION SECTION of Article IV for the Limitation Year, as defined in the BENEFIT LIMITATION SECTION of Article IV, immediately before the actuarial increase to the Participant’s benefit that would cause such Participant’s benefit to exceed the limitations of the BENEFIT LIMITATION SECTION of Article IV, distribution of the Participant’s benefit will commence.

SECTION 6.02—AUTOMATIC FORMS OF DISTRIBUTION.

Unless an optional form of benefit is selected pursuant to a qualified election within the election period (see the ELECTION PROCEDURES SECTION of this article), the automatic form of benefit payable to or on behalf of a Participant is determined as follows:

(a)	Retirement Benefits. The automatic form of retirement benefit for a Participant who does not die before his Annuity Starting Date shall be:

(1)	The Qualified Joint and Survivor Annuity for a Participant who has a spouse.

(2)	The Normal Form for a Participant who does not have a spouse.

(b)	Death Benefits. The automatic form of death benefit for a Participant who dies before his Annuity Starting Date is determined according to the provisions of the DEATH BENEFITS SECTION of Article V.

SECTION 6.03—OPTIONAL FORMS OF DISTRIBUTION.

(a)	Retirement Benefits. The optional forms of retirement benefit shall be the following: (i) a straight life annuity; (ii) a straight life annuity with Social Security leveling; (iii) single life annuities with certain periods of 5 or 10 years; and (iv) survivorship life annuities with survivorship percentages of 50%, 66 2/3%, 75%, or 100%.

The straight life annuity with Social Security leveling option will provide a temporary period of higher payments that is designed to result in an approximately level amount of income when the Participant’s estimated old age benefits from Social Security payable at Social Security Retirement Age are taken into account.

The amount of Social Security benefit will be determined as accurately as is reasonably possible based on the earnings records that are made available by the Employer and the Participant. Such determination will be based on the assumption that the Participant will not receive, after his Retirement Date, any compensation that would be treated as wages for purposes of the Social Security Act.

The Participant may also elect to receive a single sum payment of his Vested Cash Balance Account in lieu of all other benefits under this Plan. Provided, however, for a Participant who has attained age 55 and completed ten years of Accrual Service as of December 31, 1997, if such Participant’s Vested Cash Balance Account is less than the Actuarial Equivalent of his Accrued Benefit, he shall receive an amount equal to his Vested Cash Balance Account as a single sum distribution, plus a monthly income determined by converting the difference of his Cash Balance Account and the Actuarial Equivalent of his minimum Accrued Benefit in Section 4.01A. Such conversion shall be as provided in the definition of Actuarial Equivalent in the DEFINITIONS SECTION of Article I.

Any single sum payment shall be subject to the provisions of the TEMPORARY LIMITATIONS OF BENEFITS SECTION of Article IV.

The benefit payable under any optional form available above (other than the Normal Form) shall be the Actuarial Equivalent of the benefit that would otherwise be payable to the Participant under the Normal Form on his Retirement Date. If the Participant’s Retirement Date is before his Normal Retirement Date, the benefit payable under any optional form other than (i) a nondecreasing annuity payable for a period of not less than the life of the Participant or (ii) an annuity that decreases during the life of the Participant merely because of (a) the death of the survivor annuitant (but only if the reduction is not below 50% of the benefit payable before the death of the survivor annuitant), or (b) the cessation or reduction of Social Security supplements or qualified disability payments (as defined in Code Section 401(a)(11)), shall not be less than the Actuarial Equivalent of the benefit that would otherwise be payable to the Participant under the Normal Form on his Normal Retirement Date.

Election of an optional form is subject to the qualified election provisions of the ELECTION PROCEDURES SECTION of this article and the distribution requirements of Article VII.

Any annuity contract distributed shall be nontransferable. The terms of any annuity contract purchased and distributed by the Plan to a Participant or spouse shall comply with the requirements of the Plan.

(b)	Death Benefits. The optional forms of death benefit are a single sum payment and any annuity that is an optional form of retirement benefit.

Election of an optional form is subject to the qualified election provisions of the ELECTION PROCEDURES SECTION of this article and the distribution requirements of Article VII.

SECTION 6.04—ELECTION PROCEDURES.

The Participant, Beneficiary, or spouse shall make any election under this section in writing. The Plan Administrator may require such individual to complete and sign any necessary documents as to the provisions to be made. Any election permitted under (a) and (b) below shall be subject to the qualified election provisions of (c) below.

(a)	Retirement Benefits. A Participant may elect his Beneficiary or Contingent Annuitant and may elect to have retirement benefits distributed under any of the optional forms of retirement benefit available in the OPTIONAL FORMS OF DISTRIBUTION SECTION of this article.

(b)	Death Benefits. A Participant may elect his Beneficiary for any single sum death benefits and may elect to have such death benefits distributed under any of the optional forms of death benefit available in the OPTIONAL FORMS OF DISTRIBUTION SECTION of this article.

If the Participant has not elected an optional form of distribution for the death benefit payable to his Beneficiary, the Beneficiary may, for his own benefit, elect the form of distribution, in like manner as a Participant.

The Participant may waive the Qualified Preretirement Survivor Annuity by electing not to have the single sum death benefit used to provide a minimum Qualified Preretirement Survivor Annuity as described in the DEATH BENEFITS SECTION of Article V. If the Participant makes this election, the single sum death benefit shall be paid as if the requirements of subsection (a) of the DEATH BENEFITS SECTION of Article V had not been met.

The spouse may waive the Qualified Preretirement Survivor Annuity by electing not to have the single sum death benefit used to provide a minimum Qualified Preretirement Survivor Annuity as described in the DEATH BENEFITS SECTION of Article V. If the spouse makes this election, the single sum death benefit shall be paid as if the requirements of subsection (a) of the DEATH BENEFITS SECTION of Article V had not been met and the Participant had named his spouse as Beneficiary.

In lieu of the Qualified Preretirement Survivor Annuity described in the DEATH BENEFITS SECTION of Article V, the spouse may, for his own benefit, waive the Qualified Preretirement Survivor Annuity by electing to have the benefit distributed under any of the optional forms of death benefit available in the OPTIONAL FORMS OF DISTRIBUTION SECTION of this article.

(c)	Qualified Election. The Participant, Beneficiary, or spouse may make an election at any time during the election period. The Participant, Beneficiary, or spouse may revoke the election made (or make a new election) at any time and any number of times during the election period. An election is effective only if it meets the consent requirements below.

(1)	Election Period for Retirement Benefits. The election period as to retirement benefits is the 180-day period ending on the Annuity Starting Date. An election to waive the Qualified Joint and Survivor Annuity may not be made before the date the Participant is provided with the notice of the ability to waive the Qualified Joint and Survivor Annuity.

(2)	Election Period for Death Benefits. A Participant may make an election as to death benefits at any time before he dies. The spouse’s election period begins on the date the Participant dies and ends on the date benefits begin. The Beneficiary’s election period begins on the date the Participant dies and ends on the date benefits begin.

An election to waive the Qualified Preretirement Survivor Annuity may not be made by the Participant before the date he is provided with the notice of the ability to waive the Qualified Preretirement Survivor Annuity. A Participant’s election to waive the Qualified Preretirement Survivor Annuity that is made before the first day of the Plan Year in which he reaches age 35 shall become invalid on such date. An election made by a Participant after he has a Severance from Employment will not become invalid on the first day of the Plan Year in which he reaches age 35 with respect to death benefits from that part of his Accrued Benefit earned before he has a Severance from Employment.

(3)	Consent to Election. If the Present Value of the Participant’s Vested Accrued Benefit exceeds $5,000, any benefit that is (i) immediately distributable or (ii) payable in a form other than a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity, requires the consent of the Participant and the Participant’s spouse (or where either the Participant or the spouse has died, the survivor). Such consent shall also be required if the Participant had previously had an Annuity Starting Date with respect to any portion of such Vested Accrued Benefit.

The consent of the Participant or spouse to a benefit that is immediately distributable must not be made before the date the Participant or spouse is provided with the notice of the ability to defer the distribution. Such consent shall be in writing.

The consent shall not be made more than 180 days before the Annuity Starting Date. Spousal consent is not required for a benefit that is immediately distributable in a Qualified Joint and Survivor Annuity. Neither the consent of the Participant nor the Participant’s spouse shall be required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or 415.

A benefit is immediately distributable if any part of the benefit could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the older of Normal Retirement Age or age 62.

If the Qualified Joint and Survivor Annuity is waived, the spouse has the right to limit consent only to a specific Beneficiary or a specific form of benefit. The spouse can relinquish one or both such rights. Such consent shall be in writing. The consent shall not be made more than 180 days before the Annuity Starting Date. If the Qualified Preretirement Survivor Annuity is waived, the spouse has the right to limit consent only to a specific Beneficiary. Such consent shall be in writing. The spouse’s consent shall be witnessed by a plan representative or notary public. The spouse’s consent must acknowledge the effect of the election, including that the spouse had the right to limit consent only to a specific Beneficiary or a specific form of benefit, if applicable, and that the relinquishment of one or both such rights was voluntary. Unless the consent of the spouse expressly permits designations by the Participant without a requirement of further consent by the spouse, the spouse’s consent must be limited to the form of benefit, if applicable, and the Beneficiary (including any Contingent Annuitant), class of Beneficiaries, or contingent Beneficiary named in the election.

Spousal consent is not required, however, if the Participant establishes to the satisfaction of the plan representative that the consent of the spouse cannot be obtained because there is no spouse or the spouse cannot be located. A spouse’s consent under this paragraph shall not be valid with respect to any other spouse. A Participant may revoke a prior election without the consent of the spouse. Any new election will require a new spousal consent, unless the consent of the spouse expressly permits such election by the Participant without further consent by the spouse. A spouse’s consent may be revoked at any time within the Participant’s election period.

SECTION 6.05—NOTICE REQUIREMENTS.

(a)	Optional Forms of Retirement Benefit and Right to Defer. The Plan Administrator shall furnish to the Participant and the Participant’s spouse a written explanation of the right of the Participant and the Participant’s spouse to defer distribution until the benefit is no longer immediately distributable. Such notice shall include a written explanation of the optional forms of retirement benefit in the OPTIONAL FORMS OF DISTRIBUTION SECTION of this article, including a general description of the material features and an explanation of the relative values of these options, in a manner that would satisfy the notice requirements of Code Section 417(a)(3) and section 1.417(a)(3)-1 of the regulations. For notices given in Plan Years beginning after December 31, 2006, such notification shall also include a description of how much larger benefits will be if the commencement of distributions is deferred.

The Plan Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant and the Participant’s spouse no less than 30 days, and no more than 180 days, before the Annuity Starting Date.

The Participant (and spouse, if applicable) may waive the 30-day election period if the distribution of the elected form of retirement benefit begins more than 7 days after the Plan Administrator provides the Participant (and spouse, if applicable) the written explanation provided that: (i) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider the decision of whether or not to elect a distribution and a particular distribution option, (ii) the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation is provided to the Participant, and (iii) the Annuity Starting Date is a date after the date that the written explanation was provided to the Participant.

(b)	Qualified Joint and Survivor Annuity. The Plan Administrator shall furnish to the Participant a written explanation of the following: the terms and conditions of the Qualified Joint and Survivor Annuity; the Participant’s right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity; the rights of the Participant’s spouse; the right to revoke an election and the effect of such a revocation; and the relative values of the various optional forms of retirement benefit under the Plan as provided in section 1.417(a)(3)-1 of the regulations.

The Plan Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant no less than 30 days, and no more than 180 days, before the Annuity Starting Date.

The Participant (and spouse, if applicable) may waive the 30-day election period if the distribution of the elected form of retirement benefit begins more than 7 days after the Plan Administrator provides the Participant (and spouse, if applicable) the written explanation provided that: (i) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and elect (with spousal consent, if applicable) a form of distribution other than a Qualified Joint and Survivor Annuity, (ii) the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant, and (iii) the Annuity Starting Date is a date after the date that the written explanation was provided to the Participant.

After the written explanation is given, a Participant or spouse may make a written request for additional information. The written explanation must be personally delivered or mailed (first class mail, postage prepaid) to the Participant or spouse within 30 days from the date of the written request. The Plan Administrator does not need to comply with more than one such request by a Participant or spouse.

The Plan Administrator’s explanation shall be written in nontechnical language and will explain the terms and conditions of the Qualified Joint and Survivor Annuity and the financial effect upon the Participant’s benefit (in terms of dollars per benefit payment) of electing not to have benefits distributed in accordance with the Qualified Joint and Survivor Annuity.

(c)	Qualified Preretirement Survivor Annuity. The Plan Administrator shall furnish to the Participant a written explanation of the following: the terms and conditions of the Qualified Preretirement Survivor Annuity; the Participant’s right to make, and the effect of, an election to waive the Qualified Preretirement Survivor Annuity; the rights of the Participant’s spouse; and the right to revoke an election and the effect of such a revocation.

The Plan Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant within the applicable period. The applicable period for a Participant is whichever of the following periods ends last:

(1)	the period beginning one year before the date the individual becomes a Participant and ending one year after such date; or

(2)	the period beginning one year before the date the Participant’s spouse is first entitled to a Qualified Preretirement Survivor Annuity and ending one year after such date.

If such notice is given before the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35, an additional notice shall be given within such period. If a Participant has a Severance from Employment before attaining age 35, an additional notice shall be given within the period beginning one year before the date he has a Severance from Employment and ending one year after such date.

After the written explanation is given, a Participant or spouse may make a written request for additional information. The written explanation must be personally delivered or mailed (first class mail, postage prepaid) to the Participant or spouse within 30 days from the date of the written request. The Plan Administrator does not need to comply with more than one such request by a Participant or spouse.

The Plan Administrator’s explanation shall be written in nontechnical language and will explain the terms and conditions of the Qualified Preretirement Survivor Annuity and the financial effect upon the spouse’s benefit (in terms of dollars per benefit payment) of electing not to have benefits distributed in accordance with the Qualified Preretirement Survivor Annuity.

SECTION 6.06—TRANSITIONAL RULES.

(a)	Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous sections of this article, must be given the opportunity to elect to have the prior sections of this article apply if such Participant is credited with at least one Hour of Service under this Plan, or a predecessor plan, in a Plan Year beginning on or after January 1, 1976, and such Participant had at least 10 Years of Service when he separated from service.

(b)	Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under this Plan, or a predecessor plan, on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to elect to have his benefits paid in accordance with (d) below.

(c)	The respective opportunities to elect (as described in (a) and (b) above) must be afforded to the appropriate Participants during the period beginning on August 23, 1984, and ending on the date benefits would otherwise begin to such Participants.

(d)	Any Participant who has elected according to (b) above and any Participant who does not elect under (a) above or who meets the requirements of (a) above except that such Participant does not have at least 10 Years of Service when he separated from service, shall have his benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity:

(1)	Automatic Joint and Survivor Annuity. If benefits in the form of a life annuity become payable to a married Participant who:

(i)	begins to receive payments under the Plan on or after his Normal Retirement Age; or

(ii)	dies on or after his Normal Retirement Age while still working for the Employer; or

(iii)	begins to receive payments on or after his qualified early retirement age; or

(iv)	separates from service on or after attaining his Normal Retirement Age (or his qualified early retirement age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits;

then such benefits will be paid under the Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the election period. The election period must begin at least six months before the Participant attains his qualified early retirement age and end not more than 90 days before benefits begin. Any election hereunder shall be in writing and may be changed by the Participant at any time.

(2)	Election of Early Survivor Annuity. A Participant who is employed after attaining his qualified early retirement age shall be given the opportunity to elect, during the election period, to have a Qualified Preretirement Survivor Annuity payable on death. If the Participant elects the Qualified Preretirement Survivor Annuity, payments under such annuity must not be less than the payments that would have been made to the spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his death.

Any election under this provision shall be in writing and may be changed by the Participant at any time. The election period begins on the later of (i) the 90th day before the Participant attains his qualified early retirement age, or (ii) the date on which participation begins, and ends on the date he terminates employment.

(3)	For purposes of this subparagraph (d), qualified early retirement age is the latest of:

(i)	the earliest date, under the Plan, on which the Participant may elect to receive retirement benefits,

(ii)	the first day of the 120th month beginning before the Participant reaches his Normal Retirement Age, or

(iii)	the date the Participant begins participation.

ARTICLE VII

REQUIRED MINIMUM DISTRIBUTIONS

SECTION 7.01—APPLICATION.

The optional forms of distribution are only those provided in Article VI. An optional form of distribution shall not be permitted unless it meets the requirements of this article. The timing of any distribution must meet the requirements of this article.

SECTION 7.02—DEFINITIONS.

For purposes of this article, the following terms are defined:

Actuarial Gain means the difference between an amount determined using the actuarial assumptions (i.e., investment return, mortality, expense, and other similar assumptions) used to calculate the initial payments before adjustment for any increases and the amount determined under the actual experience with respect to those factors. Actuarial Gain also includes differences between the amount determined using actuarial assumptions when an annuity was purchased or commenced and such amount determined using actuarial assumptions used in calculating payments at the time the Actuarial Gain is determined.

Distribution Calendar Year means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year that contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under (b)(2) of the REQUIRED MINIMUM DISTRIBUTIONS SECTION of this article.

Eligible Cost-of-living Index means an index described in paragraph (b)(2), (b)(3), or (b)(4) in Q&A-14 in section 1.401(a)(9)-6 of the regulations.

5-percent Owner means a Participant who is treated as a 5-percent Owner for purposes of this article. A Participant is treated as a 5-percent Owner for purposes of this article if such Participant is a 5-percent owner as defined in Code Section 416 at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2.

Once distributions have begun to a 5-percent Owner under this article, they must continue to be distributed, even if the Participant ceases to be a 5-percent Owner in a subsequent year.

Life Expectancy means life expectancy as computed by use of the Single Life Table in Q&A-1 in section 1.401(a)(9)-9 of the regulations.

Required Beginning Date means the date defined below:

(a)	Required Beginning Date means, for a Participant who is a 5-percent Owner, April 1 of the calendar year following the calendar year in which he attains age 70 1/2.

Required Beginning Date means, for any Participant who is not a 5-percent Owner, April 1 of the calendar year following the later of the calendar year in which he attains age 70 1/2 or the calendar year in which he retires.

(b)	The preretirement age 70 1/2 distribution option is only eliminated with respect to Participants who reach age 70 1/2 in or after a calendar year that begins after the later of December 31, 1998, or the adoption date of the amendment that eliminated such option. The preretirement age 70 1/2 distribution option is an optional form of benefit under which benefits payable in a particular distribution form (including any modifications that may be elected after benefits begin) begin at a time during the period that begins on or after January 1 of the calendar year in which the Participant attains age 70 1/2 and ends April 1 of the immediately following calendar year.

The options available for Participants who are not 5-percent Owners and attained age 70 1/2 in calendar years before the calendar year that begins after the later of December 31, 1998, or the adoption date of the amendment that eliminated the preretirement age 70 1/2 distribution option shall be the following. Any such Participant attaining age 70 1/2 in years after 1995 may elect by April 1 of the calendar year following the calendar year in which he attained age 70 1/2 (or by December 31, 1997 in the case of a Participant attaining age 70 1/2 in 1996) to defer distributions until April 1 of the calendar year following the calendar year in which he retires. If no such election is made, the Participant shall begin receiving distributions by April 1 of the calendar year following the calendar year in which he attained age 70 1/2 (or by December 31, 1997 in the case of a Participant attaining age 70 1/2 in 1996). Any such Participant attaining age 70 1/2 in years prior to 1997 may elect to stop distributions that are not purchased annuities and recommence by April 1 of the calendar year following the calendar year in which he retires. To satisfy the joint and survivor annuity requirements described in Article VI, the requirements in Q&A-8 in Notice 97-75 must be satisfied for any Participant who elects to stop distributions, including the requirement that such distribution stop before the end of the Plan’s remedial amendment period under Code Section 401(b) for changes in plan qualification requirements made by the Small Business Job Protection Act of 1996. There shall be a new Annuity Starting Date upon recommencement.

(c)	Except with respect to a 5-percent Owner, a Participant’s Accrued Benefit is actuarially increased to take into account the period after age 70 1/2 in which the Employee does not receive any benefits under the Plan. The actuarial increase will begin on April 1 following the calendar year in which the Employee attains age 70 1/2 (January 1, 1997, in the case of an Employee who attained age 70 1/2 prior to 1996), and will end on the date on which benefits commence after retirement in an amount sufficient to satisfy Code Section 401(a)(9).

The amount of the actuarial increase payable as of the end of the period for actuarial increases must be no less than the actuarial equivalent of the Participant’s retirement benefits that would have been payable as of the date the actuarial increase must commence plus the actuarial equivalent of the additional benefits accrued after that date, reduced by the actuarial equivalent of any distributions made after that date. Actuarial equivalent shall be based on the method for adjusting benefits at Late Retirement Date as provided in the AMOUNT OF BENEFIT AT RETIREMENT SECTION of Article IV. The actuarial increase under this article is not in addition to the actuarial increase required for that same period under Code Section 411 to reflect the delay in payments after normal retirement, except that the actuarial increase required under this article will be provided even during the period during which an Employee is in ERISA section 203(a)(3)(B) service.

For purposes of Code Section 411(b)(1)(H), the actuarial increase will be treated as an adjustment attributable to the delay in distribution of benefits after the attainment of Normal Retirement Age. Accordingly, to the extent permitted under Code Section 411(b)(1)(H), the actuarial increase required under this article may reduce the benefit accrual otherwise required under Code Section 411(b)(1)(H)(i), except that the rules on the suspension of benefits are not applicable.

SECTION 7.03—REQUIRED MINIMUM DISTRIBUTIONS.

(a)	General Rules.

(1)	Precedence and Effective Date. Subject to the AUTOMATIC FORMS OF DISTRIBUTION SECTION of Article VI, joint and survivor annuity requirements, the requirements of this article shall apply to any distribution of a Participant’s interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this article apply to calendar years beginning after December 31, 2002.

(2)	Requirements of Regulations Incorporated. All distributions required under this article shall be determined and made in accordance with Code Section 401(a)(9), including the incidental death benefit requirement in Code Section 401(a)(9)(G), and the regulations thereunder.

(b)	Time and Manner of Distribution.

(1)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, no later than the Participant’s Required Beginning Date.

(2)	Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later, except to the extent that an election is made to receive distributions in accordance with the 5-year rule under (f) below. Under the 5-year rule, the Participant’s entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(ii)	If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, except to the extent that an election is made to receive distributions in accordance with the 5-year rule under (f) below. Under the 5-year rule, the Participant’s entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii)	If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse are required to begin, this (b)(2), other than (b)(2)(i), will apply as if the surviving spouse were the Participant.

For purposes of this (b)(2) and (e) below, unless (b)(2)(iv) above applies, distributions are considered to begin on the Participant’s Required Beginning Date. If (b)(2)(iv) above applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under (b)(2)(i) above. If distributions under an annuity meeting the requirements of this article commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under (b)(2)(i) above), the date distributions are considered to begin is the date distributions actually commence.

(3)	Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with (c), (d), and (e) below. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and section 1.401(a)(9) of the regulations. Any part of the Participant’s interest that is in the form of an individual account described in Code Section 414(k) will be distributed in a manner satisfying the requirements of Code Section 401(a)(9) and section 1.401(a)(9) of the regulations that apply to individual accounts.

(c)	Determination of Amount to be Distributed Each Year.

(1)	General Annuity Requirements. If the Participant’s interest is paid in the form of annuity distributions under the Plan, payments under the annuity shall satisfy the following requirements:

(i)	the annuity distributions will be paid in periodic payments made at uniform intervals not longer than one year;

(ii)	the distribution period will be over the life (or lives) or over a period certain not longer than the period described in (d) or (e) below;

(iii)	once payments have begun over a period, the period may only be changed in accordance with (g) below;

(iv)	payments will either be nonincreasing or increase only as follows:

A.	by an annual percentage increase that does not exceed the percentage increase in an Eligible Cost-of-living Index for a 12-month period ending in the year during which the increase occurs or a prior year;

B.	by a percentage increase that occurs at specified times and does not exceed the cumulative total of annual percentage increases in an Eligible Cost-of-living Index since the Annuity Starting Date, or if later, the date of the most recent percentage increase;

C.	by a constant percentage of less than 5 percent per year, applied not less frequently than annual;

D.	as a result of dividend or other payments that result from Actuarial Gains provided:

I.	Actuarial Gain is measured not less frequently than annually,

II.	the resulting dividend or other payments are either paid no later than the year following the year for which the actuarial experience is measured or paid in the same form as the payment of the annuity over the remaining period of the annuity (beginning no later than the year following the year for which the actuarial experience is measured),

III.	the Actuarial Gain taken into account is limited to Actuarial Gain from investment experience,

IV.	the assumed interest rate used to calculate such Actuarial Gains is not less than 3 percent, and

V.	the annuity payments are not increased by a constant percentage as described in C. above;

E.	to the extent of the reduction in the amount of the Participant’s payments to provide for a survivor benefit, but only if there is no longer a survivor benefit because the Beneficiary whose life was being used to determine the distribution period described in (d) below dies or is no longer the Participant’s Beneficiary pursuant to a qualified domestic relations order within the meaning of Code Section 414(p);

F.	to provide a final payment upon the Participant’s death not greater than the excess of the actuarial present value of the Participant’s accrued benefit (within the meaning of Code Section 411(a)(7)) calculated as of the Annuity Starting Date using the Applicable Interest Rate and the Applicable Mortality Table (or if greater, the total amount of employee contributions) over the total payments before the Participant’s death;

G.	to allow a Beneficiary to convert the survivor portion of a joint and survivor annuity into a single sum distribution upon the Participant’s death; or

H.	to pay increased benefits that result from a plan amendment.

(2)

Amount Required to be Distributed by Required Beginning Date and Later Payment Intervals. The amount that must be distributed on or before the Participant’s Required Beginning Date (or, if the Participant dies before distributions begin, the date distributions are required to begin under (b)(2)(i) or (ii) above) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. All of the Participant’s benefit accruals as of the last day of the first Distribution Calendar Year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant’s Required Beginning Date.

(3)	Additional Accruals After First Distribution Calendar Year. Any additional benefits accruing to the Participant in a calendar year after the first Distribution Calendar Year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

(d)	Requirements For Annuity Distributions That Commence During Participant’s Lifetime.

(1)	Joint Life Annuities Where the Beneficiary Is Not the Participant’s Spouse. If the Participant’s interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a nonspouse Beneficiary, annuity payments to be made on or after the Participant’s Required Beginning Date to the Designated Beneficiary after the Participant’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant, using the table set forth in Q&A-2(c)(2), in the manner described in Q&A-2(c)(1), in section 1.401(a)(9)-6 of the regulations, to determine the applicable percentage. If the form of distribution combines a joint and survivior annuity for the joint lives of the Participant and a nonspouse Beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the Designated Beneficiary after the expiration of the period certain.

(2)	Period Certain Annuities. Unless the Participant’s spouse is the sole Designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant’s lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in Q&A-2 in section 1.401(a)(9)-9 of the regulations for the calendar year that contains the Annuity Starting Date. If the Annuity Starting Date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in Q&A-2 in section 1.401(a)(9)-9 of the regulations plus the excess of 70 over the age of the Participant as of the Participant’s birthday in the year that contains the Annuity Starting Date. If the Participant’s spouse is the Participant’s sole Designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant’s applicable distribution period, as determined under this (d)(2), or the joint life and last survivor expectancy of the Participant and the Participant’s spouse as determined under the Joint and Last Survivor Table set forth in Q&A-3 in section 1.401(a)(9)-9 of the regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the calendar year that contains the Annuity Starting Date.

(e)	Requirements For Minimum Distributions After the Participant’s Death.

(1)	Death After Distributions Begin. If the Participant dies after distribution of his interest begins in the form of an annuity meeting the requirements of this article, the remaining portion of the Participant’s interest will continue to be distributed over the remaining period over which distributions commenced.

(2)	Death Before Distributions Begin.

(i)	Participant Survived by Designated Beneficiary. Except to the extent that an election is made to receive distributions in accordance with the 5-year rule under (f) below, if the Participant dies before the date distribution of his interest begins and there is a Designated Beneficiary, the Participant’s entire interest will be distributed, beginning no later than the time described in (b)(2)(i) or (ii) above, over the life of the Designated Beneficiary or over a period certain not exceeding:

A.	unless the Annuity Starting Date is before the first Distribution Calendar Year, the Life Expectancy of the Designated Beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year immediately following the calendar year of the Participant’s death; or

B.	if the Annuity Starting Date is before the first Distribution Calendar Year, the Life Expectancy of the Designated Beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year that contains the Annuity Starting Date.

Under the 5-year rule, the Participant’s entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(ii)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii)	Death of Surviving Spouse Before Distributions to Suviving Spouse Begin. If the Participant dies before the date distribution of his interest begins, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions to the surviving spouse begin, this (e) will apply as if the surviving spouse were the Participant, except that the time by which distributions must begin will be determined without regard to (b)(2)(i) above.

(f)	Election of 5-year Rule. Participants or Beneficiaries may elect on an individual basis whether the 5-year rule in (b)(2) and (e) above applies to distributions after the death of a Participant who has a Designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which the distribution would be required to begin under (b)(2) above if no such election is made, or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death.

(g)	Changes to Annuity Payment Period.

(1)	Permitted Changes. An annuity payment period may be changed only in association with an annuity payment increase described in (c)(1)(iv) above or in accordance with (2) below.

(2)	Reannuitization. An annuity payment may be changed and the annuity payments modified in accordance with that change if the conditions in (3) below are satisfied and:

(i)	the modification occurs when the Participant retires or in connection with a plan termination;

(ii)	the payment period prior to modification is a period certain without life contingencies; or

(iii)	the annuity payments after modification are paid under a qualified joint and survivor annuity over the joint lives of the Participant and a Designated Beneficiary, the Participant’s spouse is the sole Designated Beneficiary, and the modification occurs in connection with the Participant’s becoming married to such spouse.

(3)	Conditions. The conditions in this (3) are satisfied if:

(i)	the future payments after the modification satisfy the requirements of Code Section 401(a)(9), section 1.401(a)(9) of the regulations, and this article (determined by treating the date of the change as a new Annuity Starting Date and the actuarial present value of the remaining payments prior to modification as the entire interest of the Participant);

(ii)	for purposes of Code Sections 415 and 417, the modification is treated as a new Annuity Starting Date;

(iii)	after taking into account the modification, the annuity (including all past and future payments) satisfies Code Section 415 (determined at the original Annuity Starting Date, using the interest rates and mortalilty tables applicable to such date); and

(iv)	the end point of the period certain, if any, for any modified payment period is not later than the end point available to the Participant at the original Annuity Starting Date under Code Section 401(a)(9) and this article.

(h)	Payments to a Surviving Child.

(1)	Special Rule. For purposes of this article, payments made to a Participant’s surviving child until the child reaches the age of majority (or dies, if earlier) shall be treated as if such payments were made to the surviving spouse to the extent the payments become payable to the surviving spouse upon cessation of the payments to the child.

(2)	Age of Majority. For purposes of this (h), a child shall be treated as having not reached the age of majoirty if the child has not completed a specified course of education and is under the age of 26. In addition, a child who is disabled within the meaning of Code Section 72(m)(7) when the child reaches the age of majority shall be treated as having not reached the age of majority so long as the child continues to be disabled.

SECTION 7.04—TEFRA SECTION 242(b)(2) ELECTIONS.

(a)	Notwithstanding the other requirements of this article and subject to the joint and survivor annuity requirements of Article VI, distribution on behalf of any Participant, including a 5-percent Owner, who has made a designation under section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (a section 242(b)(2) election) may be made in accordance with all of the following requirements (regardless of when such distribution commences):

(1)	The distribution by the Plan is one that would not have disqualified such Plan under Code Section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.

(2)	The distribution is in accordance with a method of distribution designated by the Participant whose interest in the Plan is being distributed or, if the Participant is deceased, by a Beneficiary of such Participant.

(3)	Such designation was in writing, was signed by the Participant or the Beneficiary, and was made before January 1, 1984.

(4)	The Participant had accrued a benefit under the Plan as of December 31, 1983.

(5)	The method of distribution designated by the Participant or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Participant’s death, the Beneficiaries of the Participant listed in order of priority.

(b)	A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.

(c)	For any distribution that commences before January 1, 1984, but continues after December 31, 1983, the Participant, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in (a)(1) and (5) above.

(d)	If a designation is revoked, any subsequent distribution must satisfy the requirements of Code Section 401(a)(9) and the regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed that would have been required to have been distributed to satisfy Code Section 401(a)(9) and the regulations thereunder, but for the section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).

(e)	In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A-14 and Q&A-15 in section 1.401(a)(9)-8 of the regulations shall apply.

SECTION 7.05—TRANSITION RULES.

To the extent the Plan was effective before 2006, required minimum distributions were made pursuant to the TEFRA SECTION 242(b)(2) ELECTIONS SECTION of this article and (a), (b), and (c) below:

(a)	2000 and Before. Required minimum distributions for calendar years after 1984 and before 2001 were made in accordance with Code Section 401(a)(9) and the proposed regulations thereunder published in the Federal Register on July 27, 1987 (the 1987 Proposed Regulations).

(b)	2001 and 2002. Required minimum distributions for calendar years 2001 and 2002 were made pursuant to the proposed regulations under Code Section 401(a)(9) published in the Federal Register on January 17, 2001 (the 2001 Proposed Regulations). Distributions were made in 2001 under the 1987 Proposed Regulations prior to June 14, 2001, and the special transition rule in Announcement 2001-82, 2001-2 C.B. 123, applied.

(c)	2003, 2004, and 2005. Required minimum distributions for calendar years 2003, 2004, and 2005 were made pursuant to the final and the temporary and proposed regulations under Code Section 401(a)(9) published in the Federal Register on April 17, 2002 (the 2002 Regulations).

ARTICLE VIII

TERMINATION OF THE PLAN

The Employer expects to continue the Plan indefinitely but reserves the right to terminate the Plan in whole or in part at any time upon giving written notice to all parties concerned. The Pension Benefit Guaranty Corporation may also terminate the Plan according to the procedures under section 4042 of ERISA.

In the event of the complete or partial termination of this Plan, the rights of all affected Participants to benefits accrued as of the date of such termination or partial termination (to the extent funded as of such date) shall be nonforfeitable. Upon complete termination of the Plan, no further Employees shall become Participants, and no further Contributions shall be made except as required by any governmental agency to which the Plan’s termination is subject.

A Participant’s recourse towards satisfaction of his right to his nonforfeitable Accrued Benefit will be limited to the Plan assets and the Pension Benefit Guaranty Corporation.

The assets of the Plan that are available to provide benefits shall be allocated and applied as of the effective date of termination of the Plan according to the classifications and order of precedence provided under Title IV of ERISA and under any rules, regulations, interpretations or opinions implementing said Title IV.

If the Employer is a professional service employer and if not more than 25 Employees have been Active Participants at any one time since the Plan became subject to ERISA, benefits are not insured by the Pension Benefit Guaranty Corporation. A Participant’s recourse toward the satisfaction of his right to his nonforfeitable Accrued Benefit shall be limited to the Plan assets, which shall be allocated and applied as described in the preceding paragraph.

No part of the Plan assets shall be paid to the Employer at any time, except that, after the satisfaction of all liabilities under the Plan, any assets remaining shall be paid to the Employer. No payment shall be made to the Employer if it would contravene any provision of law.

Upon Plan termination, the Plan shall not be treated as meeting the requirements of Code Section 411(b)(5)(B)(i) unless: (a) if the Plan’s interest credit rate (or an equivalent amount) is a variable rate, the rate of interest used to determine Accrued Benefits under the Plan must be equal to the average of the rates of interest used under the Plan during the 5-year period ending on the Plan’s termination date; and (b) the interest rate and mortality table used to determine the amount of any benefit under the Plan that is payable in the form of an annuity at Normal Retirement Age must be the rate and table specified under the Plan for this purpose as of the Plan’s termination date, except that if the interest rate is a variable rate, then the interest rate is determined under (a) above.

ARTICLE IX

ADMINISTRATION OF THE PLAN

SECTION 9.01—ADMINISTRATION.

Subject to the provisions of this article, the Plan Administrator has complete control of the administration of the Plan. The Plan Administrator has all the powers necessary for it to properly carry out its administrative duties. Not in limitation, but in amplification of the foregoing, the Plan Administrator has complete discretion to construe or interpret the provisions of the Plan, including ambiguous provisions, if any, and to determine all questions that may arise under the Plan, including all questions relating to the eligibility of Employees to participate in the Plan and the amount of benefit to which any Participant, Beneficiary, spouse, or Contingent Annuitant may become entitled. The Plan Administrator’s decisions upon all matters within the scope of its authority shall be final.

Unless otherwise set out in the Plan or Annuity Contract, the Plan Administrator may delegate recordkeeping and other duties that are necessary to assist it with the administration of the Plan to any person or firm which agrees to accept such duties. The Plan Administrator shall be entitled to rely upon all tables, valuations, certificates and reports furnished by the consultant or actuary appointed by the Plan Administrator and upon all opinions given by any counsel selected or approved by the Plan Administrator.

The Plan Administrator shall receive all claims for benefits by Participants, former Participants, Beneficiaries, spouses, and Contingent Annuitants. The Plan Administrator shall determine all facts necessary to establish the right of any Claimant to benefits and the amount of those benefits under the provisions of the Plan. The Plan Administrator may establish rules and procedures to be followed by Claimants in filing claims for benefits, in furnishing and verifying proofs necessary to determine age, and in any other matters required to administer the Plan.

SECTION 9.02—EXPENSES.

Expenses of the Plan may be paid out of the assets of the Plan provided that such payment is consistent with ERISA. Such expenses include, but are not limited to, expenses for bonding required by ERISA; expenses for recordkeeping and other administrative services; fees and expenses of the Trustee or Annuity Contract; expenses for investment education service; and direct costs that the Employer incurs with respect to the Plan.

SECTION 9.03—RECORDS.

All acts and determinations of the Plan Administrator shall be duly recorded. All these records, together with other documents necessary for the administration of the Plan, shall be preserved in the Plan Administrator’s custody.

Writing (handwriting, typing, printing), photostating, photographing, microfilming, magnetic impulse, mechanical or electrical recording, or other forms of data compilation shall be acceptable means of keeping records.

SECTION 9.04—INFORMATION AVAILABLE.

Any Participant in the Plan or any Beneficiary may examine copies of the summary plan description, the latest annual report, any bargaining agreement, this Plan, the Annuity Contract, or any other instrument under which the Plan was established or is operated. The Plan Administrator shall maintain all of the items listed in this section in its office, or in such other place or places as it may designate in order to comply with governmental regulations. These items may be examined during reasonable business hours. Upon the written request of a Participant or Beneficiary receiving benefits under the Plan, the Plan Administrator shall furnish him with a copy of any of these items. The Plan Administrator may make a reasonable charge to the requesting person for the copy.

SECTION 9.05—CLAIM PROCEDURES.

A Claimant must submit any necessary forms and needed information when making a claim for benefits under the Plan.

If a claim for benefits under the Plan is wholly or partially denied, the Plan Administrator shall provide adequate written notice to the Claimant whose claim for benefits under the Plan has been denied. The notice must be furnished within 90 days of the date that the claim is received by the Plan without regard to whether all of the information necessary to make a benefit determination is received. The Claimant shall be notified in writing within this initial 90-day period if special circumstances require an extension of the time needed to process the claim. The notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator’s decision is expected to be rendered. In no event shall such extension exceed a period of 90 days from the end of the initial 90-day period.

The Plan Administrator’s notice to the Claimant shall: (i) specify the reason or reasons for the denial; (ii) reference the specific Plan provisions on which the denial is based; (iii) describe any additional material and information needed for the Claimant to perfect his claim for benefits; (iv) explain why the material and information is needed; and (v) inform the Claimant of the Plan’s appeal procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under ERISA section 502(a) following an adverse benefit determination on appeal.

Any appeal made by a Claimant must be made in writing to the Plan Administrator within 60 days after receipt of the Plan Administrator’s notice of denial of benefits. If the Claimant appeals to the Plan Administrator, the Claimant may submit written comments, documents, records, and other information relating to the claim for benefits. The Claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits. The Plan Administrator shall review the claim taking into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

The Plan Administrator shall provide adequate written notice to the Claimant of the Plan’s benefit determination on review. The notice must be furnished within 60 days of the date that the request for review is received by the Plan without regard to whether all of the information necessary to make a benefit determination on review is received. The Claimant shall be notified in writing within this initial 60-day period if special circumstances require an extension of the time needed to process the claim. The notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the determination on review. In no event shall such extension exceed a period of 60 days from the end of the initial 60-day period.

If the claim for benefits is wholly or partially denied on review, the Plan Administrator’s notice to the Claimant shall: (i) specify the reason or reasons for the denial; (ii) reference the specific Plan provisions on which the denial is based; (iii) include a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits; and (iv) include a statement of the Claimant’s right to bring a civil action under ERISA section 502(a).

A Claimant may authorize a representative to act on the Claimant’s behalf with respect to a benefit claim or appeal of an adverse benefit determination. Such authorization shall be made by completion of a form furnished for that purpose. In the absence of any contrary direction from the Claimant, all information and notifications to which the Claimant is entitled shall be directed to the authorized representative.

The Plan Administrator shall have performed periodic examinations, reviews, or audits of benefit claims to determine whether claims determinations are made in accordance with the governing Plan documents and, where appropriate, Plan provisions have been consistently applied with respect to similarly situated Claimants.

Disability claims. In the case of a claim for disability benefits, the Plan Administrator shall notify the claimant, in accordance with this section, of the Plan’s adverse benefit determination within a reasonable period of time, but not later than 45 days after receipt of the claim by the Plan. This period may be extended by the Plan for up to 30 days, provided that the Plan Administrator both determines that such an extension is necessary due to matters beyond the control of the Plan and notifies the Claimant, prior to the expiration of the initial 45-day period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision. If, prior to the end of the first 30-day extension period, the Plan Administrator determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to an additional 30 days, provided that the Plan Administrator notifies the Claimant, prior to the expiration of the first 30-day extension period, of the circumstances requiring the extension and the date as of which the Plan expect to render a decision. In the case of any extension under this paragraph, the notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the Claimant shall be afforded at least 45 days within which to provide the specified information.

SECTION 9.06—DELEGATION OF AUTHORITY.

All or any part of the administrative duties and responsibilities under this article may be delegated by the Plan Administrator to an approved Employee.

SECTION 9.07—EXERCISE OF DISCRETIONARY AUTHORITY.

The Employer, Plan Administrator, and any other person or entity who has authority with respect to the management, administration, or investment of the Plan may exercise that authority in its/his full discretion, subject only to the duties imposed under ERISA. This discretionary authority includes, but is not limited to, the authority to make any and all factual determinations and interpret all terms and provisions of the Plan documents relevant to the issue under consideration. The exercise of authority will be binding upon all persons; will be given deference in all courts of law to the greatest extent allowed under law; and will not be overturned or set aside by any court of law unless found to be arbitrary and capricious.

ARTICLE X

GENERAL PROVISIONS

SECTION 10.01—AMENDMENTS.

The Employer may amend this Plan at any time, including any remedial retroactive changes (within the time specified by Internal Revenue Service regulations), to comply with any law or regulation issued by any governmental agency to which the Plan is subject. The Employer may correct obvious and unambiguous typographical errors and cross references that merely correct a reference but that do not in any way change the original intended meaning of the provisions.

An amendment may not allow reversion or diversion of Plan assets to the Employer at any time, except as may be required to comply with any law or regulation issued by any governmental agency to which the Plan is subject.

An amendment may not eliminate or reduce a section 411(d)(6) protected benefit, as defined in Q&A-1 in section 1.411(d)-4 of the regulations, that has already accrued, except as provided in section 1.411(d)-3 or 1.411(d)-4 of the regulations. This is generally the case even if such elimination or reduction is contingent upon the Employee’s consent. However, the Plan may be amended to eliminate or reduce section 411(d)(6) protected benefits with respect to benefits not yet accrued as of the later of the amendment’s adoption date or effective date without violating Code Section 411(d)(6). Notwithstanding the preceding sentences, a Participant’s Accrued Benefit, early retirement benefit, retirement-type subsidy, or optional form of benefit may be reduced to the extent permitted under Code Section 412(d)(2).

An amendment shall not decrease a Participant’s vested interest in the Plan. If an amendment to the Plan, or a deemed amendment in the case of a change in top-heavy status of the Plan as provided in the MODIFICATION OF VESTING REQUIREMENTS SECTION of Article XI, changes the computation of the percentage used to determine that portion of a Participant’s Accrued Benefit attributable to Employer Contributions that is nonforfeitable (whether directly or indirectly), in the case of an Employee who is a Participant as of the later of the date such amendment or change is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee’s right to his employer-provided Accrued Benefit shall not be less than the percentage computed under the Plan without regard to such amendment or change. Furthermore, each Participant or former Participant

(a)	who has completed at least three Years of Service on the date the election period described below ends (five Years of Service if the Participant does not have at least one Hour of Service in a Plan Year beginning after December 31, 1988) and

(b)	whose nonforfeitable percentage will be determined on any date after the date of the change may elect, during the election period, to have the nonforfeitable percentage of his Accrued Benefit that results from Employer Contributions determined without regard to the amendment. This election may not be revoked. If after the Plan is changed, the Participant’s nonforfeitable percentage will at all times be as great as it would have been if the change had not been made, no election needs to be provided. The election period shall begin no later than the date the Plan amendment is adopted, or deemed adopted in the case of a change in the top-heavy status of the Plan, and end no earlier than the 60th day after the latest of the date the amendment is adopted (deemed adopted) or becomes effective, or the date the Participant is issued written notice of the amendment (deemed amendment) by the Employer or the Plan Administrator.

For an amendment adopted after August 9, 2006, with respect to benefits accrued as of the later of the adoption or effective date of the amendment, the vested percentage of each Participant will be the greater of the vested percentage under the old vesting schedule or the vested percentage under the new vesting schedule.

Effective for Plan Years beginning on or after January 1, 2008, in any year in which the Plan’s adjusted funding target attainment percentage defined in section 1.436-1(j) of the regulations is less than 80%, the effective date of an amendment to the Plan in such year that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable shall be delayed pursuant to the regulations under Code Section 436.

SECTION 10.02—DIRECT ROLLOVERS.

Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. For distributions made after December 31, 2006, a Designated Beneficiary of a Participant, who is not the surviving spouse of the Participant may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of a distribution that would be an Eligible Rollover Distribution if the Designated Beneficiary were a Distributee, paid in a Direct Rollover to an individual retirement plan described in Code Section 402(c)(8)(B)(i) or (ii) established for the purposes of receiving the distribution on behalf of the Designated Beneficiary. If such Direct Rollover is made: (i) such Direct Rollover shall be treated as an Eligible Rollover Distribution; (ii) the individual retirement plan shall be treated as an inherited individual retirement account or individual retirement annuity (within the meaning of Code Section 408(d)(3)(C)); and (iii) Code Section 401(a)(9)(B) (other than clause (iv) thereof) shall apply to such plan. For this purpose, certain trusts shall be treated as a Designated Beneficiary as provided in Code Section 402(c)(11)(B).

In the event of a mandatory distribution of an Eligible Rollover Distribution greater than $1,000 in accordance with the SMALL AMOUNTS SECTION of this article, if the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover or to receive the distribution directly, the Plan Administrator will pay the distribution in a Direct Rollover to an individual retirement plan designated by the Plan Administrator.

In the event of any other Eligible Rollover Distribution to a Distributee in accordance with the SMALL AMOUNTS SECTION of this article, if the Distributee does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover or to receive the distribution directly, the Plan Administrator will pay the distribution to the Distributee.

A mandatory distribution is a distribution to a Participant that is made without the Participant’s consent and is made to the Participant before he attains the older of age 62 or his Normal Retirement Age.

SECTION 10.03—MERGERS AND DIRECT TRANSFERS.

The Plan may not be merged or consolidated with, nor have its assets or liabilities transferred to, any other retirement plan, unless each Participant in this Plan would (if that plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had then terminated). The Employer may enter into merger agreements or direct transfer of assets agreements with the employers under other retirement plans that are qualifiable under Code Section 401(a), including an elective transfer, and may accept the direct transfer of plan assets, or may transfer plan assets, as a party to any such agreement.

The Plan may accept a direct transfer of plan assets on behalf of an Eligible Employee. If the Eligible Employee is not an Active Participant when the transfer is made, the Eligible Employee shall be deemed to be an Active Participant only for the purpose of investment and distribution of the transferred assets. He may not accrue benefits until the time he meets all of the requirements to become an Active Participant. If he terminates employment prior to becoming an Active Participant, his transferred assets may be distributed to him as if they were employer-derived accrued benefits.

A Participant’s section 411(d)(6) protected benefits, as defined in Q&A-1 in section 1.411(d)-(4) of the regulations, may not be eliminated by reason of transfer or any transaction amending or having the effect of amending a plan or plans to transfer benefits. However, a Participant’s section 411(d)(6) protected benefits may be eliminated or reduced if a transfer is an elective transfer of certain distributable benefits between qualified plans and the conditions in Q&A-3(c)(1) in section 1.411(d)-4 of the regulations are met. The rules applicable to distributions under the plan would apply to the transfer, but the transfer would not be treated as a distribution for purposes of the minimum distribution requirements of Code Section 401(a)(9). Beginning January 1, 2002, if the Participant is eligible to receive an immediate distribution of his entire nonforfeitable accrued benefit in a single sum distribution that would consist entirely of an eligible rollover distribution under Code Section 401(a)(31), such transfer will be accomplished as a direct rollover under Code Section 401(a)(31).

SECTION 10.04—PROVISIONS RELATING TO THE INSURER AND OTHER PARTIES.

The obligations of an Insurer shall be governed solely by the provisions of the Annuity Contract. The Insurer shall not be required to perform any act not provided in or contrary to the provisions of the Annuity Contract. Each Annuity Contract when purchased shall comply with the Plan. See the CONSTRUCTION SECTION of this article.

Any issuer or distributor of investment contracts or securities is governed solely by the terms of its policies, written investment contract, prospectuses, security instruments, and any other written agreements entered into with the Trustee with regard to such investment contracts or securities.

Such Insurer, issuer or distributor is not a party to the Plan, nor bound in any way by the Plan provisions. Such parties shall not be required to look to the terms of this Plan, nor to determine whether the Employer, the Plan Administrator, the Trustee, or the Named Fiduciary have the authority to act in any particular manner or to make any contract or agreement.

Until notice of any amendment or termination of this Plan or a change in Trustee has been received by the Insurer at its home office or an issuer or distributor at their principal address, they are and shall be fully protected in assuming that the Plan has not been amended or terminated and in dealing with any party acting as Trustee according to the latest information that they have received at their home office or principal address.

SECTION 10.05—EMPLOYMENT STATUS.

Nothing contained in this Plan gives an Employee the right to be retained in the Employer’s employ or to interfere with the Employer’s right to discharge any Employee.

SECTION 10.06—RIGHTS TO PLAN ASSETS.

An Employee shall not have any right to or interest in any assets of the Plan upon termination of employment or otherwise except as specifically provided under this Plan, and then only to the extent of the benefits payable to such Employee according to the Plan provisions.

Any final payment or distribution to a Participant or his legal representative or to any Beneficiaries, spouse, or Contingent Annuitant of such Participant under the Plan provisions shall be in full satisfaction of all claims against the Plan, the Named Fiduciary, the Plan Administrator, the Insurer, the Trustee, and the Employer arising under or by virtue of the Plan.

SECTION 10.07—BENEFICIARY.

Each Participant may name a Beneficiary to receive any death benefit (other than any income payable to a Contingent Annuitant) that may arise out of his participation in the Plan. The Participant may change his Beneficiary from time to time. Unless a qualified election has been made, for purposes of distributing any death benefits before the Participant’s Retirement Date, the Beneficiary of a Participant who has a spouse who is entitled to a Qualified Preretirement Survivor Annuity shall be the Participant’s spouse. The Participant’s Beneficiary designation and any change of Beneficiary shall be subject to the provisions of the ELECTION PROCEDURES SECTION of Article VI.

It is the responsibility of the Participant to give written notice to the Plan Administrator of the name of the Beneficiary on a form furnished for that purpose. The Plan Administrator shall maintain records of Beneficiary designations for Participants before their Retirement Dates. However, the Plan Administrator may delegate to another party the responsibility of maintaining records of Beneficiary designations. In that event, the written designations made by Participants shall be filed with such other party. If a party other than the Insurer maintains the records of Beneficiary designations and a Participant dies before his Retirement Date, such other party shall certify to the Insurer the Beneficiary designation on its records for the Participant.

If there is no Beneficiary named or surviving when a Participant dies, the Participant’s Beneficiary shall be the Participant’s surviving spouse, or where there is no surviving spouse, the executor or administrator of the Participant’s estate.

SECTION 10.08—NONALIENATION OF BENEFITS.

Benefits payable under the Plan are not subject to the claims of any creditor of any Participant, Beneficiary, spouse, or Contingent Annuitant. A Participant, Beneficiary, spouse, or Contingent Annuitant does not have any rights to alienate, anticipate, commute, pledge, encumber, or assign such benefits. The preceding sentences shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant according to a domestic relations order, unless such order is determined by the Plan Administrator to be a qualified domestic relations order, as defined in Code Section 414(p), or any domestic relations order entered before January 1, 1985. The preceding sentences shall not apply to any offset of a Participant’s benefits provided under the Plan against an amount the Participant is required to pay the Plan with respect to a judgment, order, or decree issued, or a settlement entered into, on or after August 5, 1997, that meets the requirements of Code Sections 401(a)(13)(C) or (D).

SECTION 10.09—CONSTRUCTION.

The validity of the Plan or any of its provisions is determined under and construed according to Federal law and, to the extent permissible, according to the laws of the state in which the Employer has its principal office. In case any provision of this Plan is held illegal or invalid for any reason, such determination shall not affect the remaining provisions of this Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included.

In the event of any conflict between the provisions of the Plan and the terms of any Annuity Contract issued hereunder, the provisions of the Plan control.

SECTION 10.10—LEGAL ACTIONS.

No person employed by the Employer; no Participant, former Participant, or their Beneficiaries; nor any other person having or claiming to have an interest in the Plan is entitled to any notice of process. A final judgment entered in any such action or proceeding shall be binding and conclusive on all persons having or claiming to have an interest in the Plan.

SECTION 10.11—SMALL AMOUNTS.

If the Present Value of the Participant’s Vested Accrued Benefit does not exceed $5,000, and the Participant has not had an Annuity Starting Date with respect to any portion of such Vested Accrued Benefit, the Present Value of the Participant’s entire Vested Accrued Benefit shall be paid in a single sum as of the earliest of his Retirement Date or the date he has a Severance from Employment for any reason other than death (the date the Employer provides notice to the record keeper of the Plan of such event, if later). For purposes of this section, if the Present Value of the Participant’s Vested Accrued Benefit is zero, the Participant shall be deemed to have received a distribution of such Present Value. This is a small amounts payment. Such small amounts payment shall result in all of a Participant’s Accrued Benefit being disregarded and is in full settlement of all benefits otherwise payable. See the DISREGARD OF CASH BALANCE ACCOUNT AND ACCRUED BENEFIT SECTION of Article IV.

If the Participant has reached his Early Retirement Age, the Present Value of his early retirement benefit, if greater, shall be substituted for the Present Value of his Vested Accrued Benefit in the preceding paragraph.

If the Present Value of the Qualified Preretirement Survivor Annuity derived from the Participant’s Accrued Benefit does not exceed $5,000, on the date of the Participant’s death, the Present Value of the Qualified Preretirement Survivor Annuity shall be paid in a single sum as of the date the Participant dies. If the single sum death benefit payable to a Beneficiary does not exceed $5,000, on the date of the Participant’s death, such death benefit shall be paid in a single sum as of the date the Participant dies. This is a small amounts payment. Such small amounts payment shall be made to the Participant’s Beneficiary (spouse if the death benefit is payable to the spouse). Such small amounts payment is in full settlement of the death benefit otherwise payable.

No other small amounts payments shall be made.

SECTION 10.12—WORD USAGE.

The masculine gender, where used in this Plan, shall include the feminine gender and the singular words, where used in this Plan, shall include the plural, unless the context indicates otherwise.

The words “in writing” and “written,” where used in this Plan, shall include any other forms, such as voice response or other electronic system, as permitted by any governmental agency to which the Plan is subject.

SECTION 10.13—CHANGE IN SERVICE METHOD.

(a)	Change of Service Method Under This Plan. If this Plan is amended to change the method of crediting service from the elapsed time method to the hours method for any purpose under this Plan, the Employee’s service shall be equal to the sum of (1), (2), and (3) below:

(1)	The number of whole years of service credited to the Employee under the Plan as of the date the change is effective.

(2)	One year of service for the computation period in which the change is effective if he is credited with the required number of Hours of Service. For that portion of the computation period ending on the date of the change (for the first day of the computation period if the change is made on the first day of the computation period), the Employee will be credited with the greater of (i) his actual Hours of Service or (ii) the number of Hours of Service that is equivalent to the fractional part of a year of elapsed time service credited as of the date of the change, if any. In determining the equivalent Hours of Service, the Employee shall be credited with 190 Hours of Service for each month and any fractional part of a month in such fractional part of a year. The number of months and any fractional part of a month shall be determined by multiplying the fractional part of a year, expressed as a decimal, by 12. For the remaining portion of the computation period (the period beginning on the second day of the computation period and ending on the last day of the computation period if the change is made on the first day of the computation period), the Employee will be credited with his actual Hours of Service.

(3)	The Employee’s service determined under this Plan using the hours method after the end of the computation period in which the change in service method was effective.

If this Plan is amended to change the method of crediting service from the hours method to the elapsed time method for any purpose under this Plan, the Employee’s service shall be equal to the sum of (4), (5), and (6) below:

(4)	The number of whole years of service credited to the Employee under the Plan as of the beginning of the computation period in which the change in service method is effective.

(5)	The greater of (i) the service that would be credited to the Employee for that entire computation period using the elapsed time method or (ii) the service credited to him under the Plan as of the date the change is effective.

(6)	The Employee’s service determined under this Plan using the elapsed time method after the end of the applicable computation period in which the change in service method was effective.

(b)	Transfers Between Plans with Different Service Methods. If an Employee has been a participant in another plan of the Employer that credited service under the elapsed time method for any purpose that under this Plan is determined using the hours method, then the Employee’s service shall be equal to the sum of (1), (2), and (3) below:

(1)	The number of whole years of service credited to the Employee under the other plan as of the date he became an Eligible Employee under this Plan.

(2)	One year of service for the applicable computation period in which he became an Eligible Employee if he is credited with the required number of Hours of Service. For that portion of such computation period ending on the date he became an Eligible Employee (for the first day of such computation period if he became an Eligible Employee on the first day of such computation period), the Employee will be credited with the greater of (i) his actual Hours of Service or (ii) the number of Hours of Service that is equivalent to the fractional part of a year of elapsed time service credited as of the date he became an Eligible Employee, if any. In determining the equivalent Hours of Service, the Employee shall be credited with 190 Hours of Service for each month and any fractional part of a month in such fractional part of a year. The number of months and any fractional part of a month shall be determined by multiplying the fractional part of a year, expressed as a decimal, by 12. For the remaining portion of such computation period (the period beginning on the second day of such computation period and ending on the last day of such computation period if he became an Eligible Employee on the first day of such computation period), the Employee will be credited with his actual Hours of Service.

(3)	The Employee’s service determined under this Plan using the hours method after the end of the computation period in which he became an Eligible Employee.

If an Employee has been a participant in another plan of the Employer that credited service under the hours method for any purposes that under this Plan is determined using the elapsed time method, then the Employee’s service shall be equal to the sum of (4), (5), and (6) below:

(4)	The number of whole years of service credited to the Employee under the other plan as of the beginning of the computation period under that plan in which he became an Eligible Employee under this Plan.

(5)	The greater of (i) the service that would be credited to the Employee for that entire computation period using the elapsed time method or (ii) the service credited to him under the other plan as of the date he became an Eligible Employee under this Plan.

(6)	The Employee’s service determined under this Plan using the elapsed time method after the end of the applicable computation period under the other plan in which he became an Eligible Employee.

If an Employee has been a participant in a Controlled Group member’s plan that credited service under a different method than is used in this Plan, in order to determine entry and vesting, the provisions in (b) above shall apply as though the Controlled Group member’s plan was a plan of the Employer.

Any modification of service contained in this Plan shall be applicable to the service determined pursuant to this section.

SECTION 10.14—MILITARY SERVICE.

Notwithstanding any provision of this Plan to the contrary, the Plan shall provide contributions, benefits, and service credit with respect to Qualified Military Service in accordance with Code Section 414(u).

Beginning January 1, 2007, a Participant who dies on or after January 1, 2007 while performing Qualified Military Service is treated as having resumed and then terminated employment on account of death, in accordance with Code Section 401(a)(37) and any subsequent guidance. The survivors of such Participant are entitled to any additional benefits (other than an Accrued Benefit relating to the period of Qualified Military Service) provided under the Plan on account of death of the Participant.

ARTICLE XI

TOP-HEAVY PLAN REQUIREMENTS

SECTION 11.01—APPLICATION.

The provisions of this article shall supersede all other provisions in the Plan to the contrary. The provisions of this article shall apply for purposes of determining whether the Plan is a Top-heavy Plan for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefit requirements of Code Section 416(c) for such years.

For the purpose of applying the Top-heavy Plan requirements of this article, all members of the Controlled Group shall be treated as one Employer. The term Employer as used in this article shall be deemed to include all members of the Controlled Group, unless the term as used clearly indicates only the Employer is meant.

The accrued benefit or account of a participant that results from deductible employee contributions shall not be included for any purpose under this article.

The minimum vesting and benefit provisions of the MODIFICATION OF VESTING REQUIREMENTS and MODIFICATION OF ACCRUED BENEFIT SECTIONS of this article shall not apply to any Employee who is included in a group of Employees covered by a collective bargaining agreement that the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers, including the Employer, if there is evidence that retirement benefits were the subject of good faith bargaining between such representatives. For this purpose, the term “employee representatives” does not include any organization more than half of whose members are employees who are owners, officers, or executives.

SECTION 11.02—DEFINITIONS.

For purposes of this article, the following terms are defined:

Accrued Benefit means, as of any determination date, a participant’s accrued benefit (including that benefit, if any, derived from required participant contributions) under one of the Employer’s retirement plans on the latest valuation date. The Accrued Benefit of any Employee (other than a Key Employee) shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

Aggregation Group means

(a)	each of the Employer’s qualified plans in which a Key Employee is a participant during the Plan Year containing the Determination Date or any of the four preceding Plan Years (regardless of whether the plans have terminated),

(b)	each of the Employer’s other qualified plans that allows the plan(s) described in (a) above to meet the nondiscrimination requirement of Code Section 401(a)(4) or the minimum coverage requirement of Code Section 410, and

(c)	any of the Employer’s other qualified plans not included in (a) or (b) above that the Employer desires to include as part of the Aggregation Group. Such a qualified plan shall be included only if the Aggregation Group would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

The plans in (a) and (b) above constitute the “required” Aggregation Group. The plans in (a), (b), and (c) above constitute the “permissive” Aggregation Group.

Compensation means compensation as defined in the BENEFIT LIMITATION SECTION of Article IV.

Compensation Average means the average of a Participant’s monthly Compensation (as defined in this section) for those five consecutive Plan Years (actual number of Plan Years in which he received Compensation, if fewer than five) which give the highest average.

In determining such consecutive years, Plan Years excluded in determining his Accrual Service for purposes of the minimum benefit in the MODIFICATION OF ACCRUED BENEFIT SECTION of this article shall be excluded. Provided, however, a Plan Year beginning before January 1, 2002 shall not be excluded if it was not excluded under the terms of the Plan as in effect on December 31, 2001. Such a year shall be disregarded in determining whether or not the years used for the Participant’s Compensation Average are consecutive.

Determination Date means as to any plan, for any plan year subsequent to the first plan year, the last day of the preceding plan year. For the first plan year of the plan, the Determination Date is the last day of that year.

Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date is:

(a)	an officer of the Employer having Compensation for the Plan Year greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002),

(b)	a 5-percent owner of the Employer, or

(c)	a 1-percent owner of the Employer having Compensation for the Plan Year of more than $150,000.

The determination of who is a Key Employee shall be made according to Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

Nonkey Employee means any Employee who is not a Key Employee.

Present Value means the present value of a participant’s Accrued Benefit under a defined benefit plan. For purposes of establishing Present Value to compute the Top-heavy Ratio, any benefit shall be discounted only for 7.5% interest and mortality according to the 1971 Group Annuity Mortality Table (Male) without the 7% margin but with projection by Scale E from 1971 to the later of (a) 1974, or (b) the year determined by adding the age to 1920, and wherein for females the male age six years younger is used.

Top-heavy Plan means a plan that is top-heavy for any plan year. This Plan shall be top-heavy if any of the following conditions exist:

(a)	The Top-heavy Ratio for this Plan exceeds 60 percent and this Plan is not part of any required Aggregation Group or permissive Aggregation Group.

(b)	This Plan is a part of a required Aggregation Group, but not part of a permissive Aggregation Group, and the Top-heavy Ratio for the required Aggregation Group exceeds 60 percent.

(c)	This Plan is a part of a required Aggregation Group and part of a permissive Aggregation Group and the Top-heavy Ratio for the permissive Aggregation Group exceeds 60 percent.

Top-heavy Ratio means

(a)	If the Employer maintains one or more defined benefit plans and the Employer has not maintained any defined contribution plan (including any simplified employee pension plan) that during the five-year period ending on the Determination Date(s) has or has had account balances, the Top-heavy Ratio for this Plan alone or for the required or permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the Present Value of the Accrued Benefits of all Key Employees as of the Determination Date(s) (including any part of any Accrued Benefit distributed in the one-year period ending on the Determination Date(s) and distributions under a terminated plan which if it had not been terminated would have been required to be included in the Aggregation Group), and the denominator of which is the sum of the Present Value of Accrued Benefits (including any part of any Accrued Benefit distributed in the one-year period ending on the Determination Date(s) and distributions under a terminated plan which if it had not been terminated would have been required to be included in the Aggregation Group), both computed in accordance with Code Section 416 and the regulations thereunder. In the case of a distribution made for a reason other than Severance from Employment, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period.”

(b)	If the Employer maintains one or more defined benefit plans and the Employer maintains or has maintained one or more defined contribution plans (including any simplified employee pension plan) that during the five-year period ending on the Determination Date(s) has or has had any account balances, the Top-heavy Ratio for any required or permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the Present Value of Accrued Benefits under the aggregated defined benefit plan or plans for all Key Employees, determined in accordance with (a) above, and the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the Present Value of Accrued Benefits under the defined benefit plan or plans for all participants, determined in accordance with (a) above, and the account balances under the aggregated defined contribution plan or plans for all participants as of the Determination Date(s), all determined in accordance with Code Section 416 and the regulations thereunder. The account balances under a defined contribution plan in both the numerator and denominator of the Top-heavy Ratio are increased for any distribution of an account balance made in the one-year period ending on the Determination Date (and distributions under a terminated plan which if it had not been terminated would have been required to be included in the Aggregation Group). In the case of a distribution made for a reason other than Severance from Employment, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period.”

(c)

For purposes of (a) and (b) above, the value of account balances and the Present Value of Accrued Benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code Section

416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and Accrued Benefits of a participant (i) who is not a Key Employee but who was a Key Employee in a prior year or (ii) who has not been credited with at least one hour of service with any employer maintaining the plan at any time during the one-year period ending on the Determination Date will be disregarded. The calculation of the Top-heavy Ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-heavy Ratio. When aggregating plans, the value of account balances and Accrued Benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

The Accrued Benefit of a participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

Valuation Date means, as to this Plan, the valuation date used for computing plan costs for minimum funding purposes, regardless of whether or not a valuation is actually performed for a given year. This is the date as of which account balances or Accrued Benefits are valued for purposes of calculating the Top-heavy Ratio.

SECTION 11.03—MODIFICATION OF VESTING REQUIREMENTS.

If a Participant’s Vesting Percentage determined under Article I is not at least as great as his Vesting Percentage would be if it were determined under a schedule permitted in Code Section 416, the following shall apply. During any Plan Year in which the Plan is a Top-heavy Plan, the Participant’s Vesting Percentage shall be the greater of the Vesting Percentage determined under Article I or the schedule below.

VESTING SERVICE (whole years)	NONFORFEITABLE PERCENTAGE
Less than 2	0
2	20
3	40
4	60
5	80
6 or more	100

The schedule above shall not apply to Participants who are not credited with an Hour of Service after the Plan first becomes a Top-heavy Plan. The Vesting Percentage determined above applies to the portion of the Participant’s Accrued Benefit that is multiplied by a Vesting Percentage to determine his Vested Accrued Benefit, including benefits accrued before the effective date of Code Section 416 and benefits accrued before this Plan became a Top-heavy Plan.

If, in a later Plan Year, this Plan is not a Top-heavy Plan, a Participant’s Vesting Percentage shall be determined under Article I. A Participant’s Vesting Percentage determined under either Article I or the schedule above shall never be reduced and the election procedures of the AMENDMENTS SECTION of Article X shall apply when changing to or from the above schedule as though the automatic change were the result of an amendment.

The part of the Participant’s Vested Accrued Benefit resulting from the minimum accrued benefit required pursuant to the MODIFICATION OF ACCRUED BENEFIT SECTION of this article (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code Section 411(a)(3)(B) or (D).

SECTION 11.04—MODIFICATION OF ACCRUED BENEFIT.

During any Plan Year in which this Plan is a Top-heavy Plan, a minimum Accrued Benefit shall be provided by Employer Contributions for each Nonkey Employee who was an Active Participant at any time during the Plan Year and, if the hours method is used to determine Accrual Service, who was credited with the number of Hours of Service (1,000, if less) required to earn a year of Accrual Service in any accrual computation period all or part of which occurs within the Plan Year. The minimum Accrued Benefit is determined without regard to any Social Security contribution. An Employee is not required to have a stated amount of Compensation, to have made any mandatory participant contributions, or to have been employed on the last day of an Accrual Computation Period in order to be entitled to this minimum. An Employee who fails to be an Active Participant merely because his Compensation is less than a stated amount or merely because of a failure to make mandatory participant contributions shall be treated as if he were an Active Participant. The minimum Accrued Benefit applies even if the Employee would have received a lesser Accrued Benefit because the Plan is integrated with Social Security. The minimum is the amount described in (a) below. To meet this minimum, an additional Accrued Benefit on, or adjusted to, a straight life basis, provided by Employer Contributions equal to (a) reduced by (b) below shall be provided for such person:

(a)	The lesser of (1) or (2) below:

(1)	2 percent of his Compensation Average multiplied by his Accrual Service, excluding (i) years of service ending in Plan Years beginning before January 1, 1984, (ii) years of service beginning in Plan Years in which this Plan is not a Top-heavy Plan, and (iii) years of service occurring during Plan Years beginning after December 31, 2001, when the Plan is frozen and benefits (within the meaning of Code Section 410(b)) no Key Employee or former Key Employee. For purposes of this paragraph, if Hours of Service are used to determine Accrual Service, (i) not more than 1,000 Hours of Service shall be required to earn a year of Accrual Service and (ii) Accrual Service shall be taken into account for any Accrual Computation Period all or part of which occurs within a Plan Year for which service is counted.

(2)	20 percent of his Compensation Average.

For purposes of (1) and (2) above, Compensation shall be limited by Code Section 401(a)(17).

(b)	Such person’s Accrued Benefit on, or adjusted to, a straight life basis, provided by Employer Contributions as of the last day of such Plan Year, without regard to the adjustment for prior distributions.

If the Normal Form is other than a straight life annuity, the minimum amount of Accrued Benefit determined above shall be adjusted to the Normal Form Actuarial Equivalent. Such Actuarial Equivalent shall be determined as of the earliest Normal Retirement Age permitted under this Plan for any Participant.

If, as of the last day of any Plan Year in which the Plan is a Top-heavy Plan, such person’s accrued benefit provided by Employer contributions under all the defined benefit plans of the Employer is at least equal to the amount of his minimum determined above, the requirements of this section are satisfied, and no additional amount of accrued benefit shall be required.

If a person who is otherwise entitled to the minimum accrued benefit above is also covered under one or more defined contribution plans of the Employer that are Top-heavy Plans during that same Plan Year, the minimum benefits for him shall be provided under this Plan.

By executing this Plan, the Primary Employer acknowledges having counseled to the extent necessary with selected legal and tax advisors regarding the Plan’s legal and tax implications.

Executed this 27th day of January, 2011

ALERIS ROLLED PRODUCTS, INC.

By:	/s/ Sean M. Stack, President

ACKNOWLEDGED as NAMED FIDUCIARY this 27th day of January, 2011

BENEFITS COMMITTEE

By:	/s/ Michael J. Hobey, Authorized Representative

ACKNOWLEDGED as PLAN ADMINISTRATOR this 27th day of January, 2011

BENEFITS COMMITTEE

By:	/s/ Michael J. Hobey, Authorized Representative